Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION

                                           )   Case No. 03-15299 (PSH)
In re:                                     )   (Jointly Administered)
                                           )
EAGLE FOOD CENTERS, INC.,                  )   Chapter 11
         et al.,                           )
                                           )   Hon. Pamela S. Hollis
                              Debtors.     )

       ORDER UNDER 11 U.S.C.ss. 105(a) AND FED. R. BANKR. P. 2002, 6004,
            6006 AND 9014 APPROVING (A) BIDDING PROCEDURES, (B) THE
          GRANTING OF CERTAIN BID PROTECTIONS, (C) THE FORM OF ASSET
              PURCHASE AGREEMENT AND LEASE TERMINATION AGREEMENT,
             (D) THE FORM AND MANNER OF NOTICE OF (i) THE SALE OF
           CERTAIN ASSETS, AND (ii) THE ASSUMPTION AND ASSIGNMENT OF
             CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND
                       (E) THE SETTING OF A SALE HEARING

         This matter having come before the Court on the Motion for Orders Pursuant to 11 U.S.C.ss. 105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) The Granting of Certain Bid Protections, (C) Form of Purchase Agreement, (D) the Form and Manner of Sale Notices, and (E) the Setting of a Sale Hearing, and
(II) Authorizing and Approving (A) The Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims and Encumbrances, (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (C) The Assumption of Certain Liabilities (the "Motion")1 of the above captioned, debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order (the "Procedures Order") (a) scheduling a hearing (the "Sale Hearing") with respect to the Debtors' motion (the "Sale Motion") for an order
(a) authorizing (i) the sale of certain of the Debtors' Assets relating to the Debtors' Business, free and clear of all liens, claims, interests, and encumbrances (the "Sale"), (ii) the Debtors' assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Contacts"), free and clear of liens, claims, interests, and encumbrances, and (iii) the assumption of certain liabilities of the Debtors (the "Assumed Liabilities"), pursuant to and as described in the Purchase Agreement; and (b) approving (i) the Debtors' proposed bidding procedures (the "Bidding Procedures"), (ii) the granting of certain bid protections (iii) the form of purchase agreement (the "Purchase Agreement") and the form of lease termination agreement (the "Lease Termination Agreement"), (iv) the form and manner of notice of the Sale, (v) the form and manner of the Notices of the Assumption of the Assumed Contracts and (c) the setting of a Sale Hearing; and the Court having reviewed the Motion; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on June 27, 2003 (the "Hearing"); and it appearing that the relief

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1    Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.




requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Hearing; and after due deliberation thereon; and good cause appearing therefor, it is hereby

         FOUND AND DETERMINED THAT:(2)

         A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 andss.157(a).

         B. This is a core proceeding pursuant to 28 U.S.C.ss. 157(b)(2)(A),
(N) and (O).

         C. The Debtors have articulated good and sufficient reasons for approving (i) the manner of notice of the Sale Motion, the Sale Hearing and the assumption and assignment of the Assumed Contracts, (ii) the form of Purchase Agreement and Lease Termination Agreement, (iii) the form of notice of the Sale Motion and the Sale Hearing (the "Sale Notice") to be distributed to creditors and other parties in interest, including prospective bidders,
(iv) the form of notice of the Cure Amounts and the assumption of the Assumed Contracts to be filed with the Court and served on parties to each Assumed Contract, (v) the Bidding Procedures and (vi) the granting of bid protections as provided in the Bidding Procedures.

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See
      Fed. R. Bankr. P. 7052.


         D. The Termination Fee shall only be granted if it is a material inducement for, and condition of, the Purchaser's (or Purchasers') entry into the Purchase Agreement and shall be payable only in the event that the Assets bid on are sold to another bidder. In no event shall a Termination Fee be provided to more than one bidder for the same Store or the Infrastructure. Assurance of the Debtors' flexibility to grant a Termination Fee will promote more competitive bidding.

         E. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Assets.

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                              Bidding Procedures

         1. Bidding Procedu1. The Bidding Procedures, as set forth o Exhibit 1, attached hereto and incorporated herein by reference as if fully set forth in this Order, are hereby approved and shall govern all proceedings relating to the Purchase Agreement and any subsequent bids for the Assets in these cases,

         2. The Debtors may: (a) determine, in their business judgment, which Qualified Bid is the highest or otherwise best offer, (b) consult with the representative of any official committee or significant constituent in connection with the Bidding Procedures and (c) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid, that, in the Debtors' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of the Debtors, their estates and their creditors. The Debtors are authorized to terminate the Bidding Process or the Auction at any time if they determine, in their business judgment, that the Bidding Process will not maximize the value of the Debtors' estates.

                                 Sale Hearing

         3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge in the United States Bankruptcy Court, for the Northern District of Illinois, on (a) August 1, 2003, at 10:00 a.m. (prevailing central time) with respect to Assets, which after evaluation of the Qualified Bids received by the Bid Deadline, the Debtors, in their business judgment and following consultation with representatives of the Creditors Committee, determined not to subject to Auction and (b) September 5, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets that will be subject to Auction. At the Sale Hearing(s), the Court shall consider the Sale Motion, the Successful Bidder(s) and confirm the results of the Auction, if any.

         4. With respect to those Assets that will not be subject to Auction and which sale(s) shall be presented to this Court for approval at the August 1, 2003 Sale Hearing, the Debtors shall file and serve a copy of the applicable Purchase Agreement on or prior to July 23, 2003, on the parties listed on the Master Service List. Such parties will have up to seven days from the date of filing to file an objection to such Purchase Agreement and the Sale Motion and must serve such objection so as to be received by the Debtors no later than 5:00 p.m. (prevailing central time) on that same date (the "July Objection Deadline"). With respect to Assets that will be subject to Auction and which sale(s) shall be presented to this Court for approval at the September 5, 2003 Sale Hearing, the Debtors shall file and serve a copy of the applicable Purchase Agreement on or prior to August 25, 2003, on the parties listed on the Master Service List. Such parties will have up to seven days from the date of filing to file an objection to such Purchase Agreement and Sale Motion and must serve such objection so as to be received by the Debtors no later than 5:00 p.m. (prevailing central time) on that same date (the "August Objection Deadline" and together with the July Objection Deadline, the "Objection Deadline").

         5. The failure of any objecting person or entity to timely file its objection by the applicable Objection Deadline shall be a bar to the assertion, at the applicable Sale Hearing or thereafter, of any objection to the respective Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement (including the transfer of the Acquired Assets and Assumed Contracts free and clear of all Interests), if authorized by the Court.

         6. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                Termination Fee

         7. The Termination Fee, as more fully described above and in the Motion, is hereby approved. If granted to a bidder, the Debtors' obligation to pay the Termination Fee, as provided by the Purchase Agreement, shall survive termination of the Purchase Agreement and, until paid, shall constitute an administrative expense and shall be paid in accordance with the terms of the Purchase Agreement without further order of the Court.

                                    Notice

         8. Notice of (a) the Sale Motion (b) the Sale Hearing, and (c) the proposed assumption and assignment of the Assumed Contracts to the Purchaser(s) pursuant to the Purchase Agreement shall be good and sufficient, and no other or further notice shall be required, if given as follows:

         (a) Notice of Sale Hearing. Within five (5) days after the entry of the Procedures Order, or as soon thereafter as practicable (the "Mailing Date"), the Debtors (or their agents) shall serve a notice of the sale (the "Sale Notice") substantially in the form annexed hereto as Exhibit 2, as well as a copy of the Motion, the Purchase Agreement, the Lease Termination Agreement, the proposed Sale Order, the Bidding Procedures and the Procedures Order by first-class mail, postage prepaid, upo (i) all entities known to have expressed an interest in a transaction with respect to all or part of the Business during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon the assets related to the Business; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relie requested by the Motion; (iv) the United States Attorney's office; (v) the Securities and Exchange Commission; (vi) the Internal Revenue Service; (vii) all entities on the Master and 2002 Servic List, and (viii) each of the Debtors' landlords;

         (b) Publication Notice. On or before the Mailing Date, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the Sale Notice, to be published in the Quad City Times, The Chicago Tribune, and The Wall Street Journal (National Edition).

         (d) Cure Notice Assumed Leases. With respect to the assumed leases, no later than five days after the entry of the Procedures Order, the Debtors will serve on all landlords a copy of the cure notice substantially in the form attached hereto as Exhibit 3 (the "Cure Notice"). Landlords shall have 20 days from the service of the Cure Notice to file and serve a cure claim with respect to any prepetition claims related to the lease. Any landlord that fails to file such cure claim shall be forever barred from asserting a claim with respect thereto in connection wit any assignment of a lease pursuant to these Bidding Procedures. The Debtors reserve all their rights to object to any cure claim asserted. Any unresolved dispute regarding cure amounts will be presented for adjudication by this Court at the applicable Sale Hearing. Until the closing of a sale, or unless otherwise ordered by the Court, the Debtors will continue to pay related postpetition expenses in the ordinary course. In addition, with respect to Stores not subject to Auction, within two business days after the Bid Deadline and, with respect to Stores subject to the Auction, within five business days after the Auction, the Debtors shall send a notice of the Successful Bidder to the landlord which shall provide th landlord with seven days to object to the ability of the Successfu Bidder to provide adequate assurance of future performance under the lease.

         (e) Cure Notice Assumed Contracts. With respect to all other parties to Assumed Contracts, the Debtors shall send a Cure Notice to such parties within five days after the Bid Deadline. Such parties shall have 20 days from the service of the Cure Notice to file and serve a cure claim with respect to any prepetition claims related to such Assumed Contract. Any party that fails to file such cure claim shall be forever barred fro asserting a claim with respect thereto in connection with any assignment of such Assumed Contract pursuant to these Bidding Procedures. The Debtors reserve all their rights to object to any cure claim asserted. Any unresolved dispute regarding cure amounts will be presented for adjudication by this Court at the September 5, 2003 Sale Hearing. Until the closing of a sale, or unless otherwise ordered by the Court, the Debtors will continue t pay related postpetition expenses in the ordinary course. In addition, within five days after the Auction, the Debtors shall send a notice of the Successful Bidder to each party to an Assumed Contract which shall provide such party with seven days to object t the ability of the Successful Bidder to provide adequate assurance o future performance under such contract.

         9. The Debtors shall not be required to serve the Sale Notice on any party other than those described in paragraph 8 above.

         10. The Debtors have requested authorization to pay, and have indicated their support of the payment of, the fees of a financial advisor retained by the United Food and Commercial Workers (the "Union") in the amount of $25,000 per month for June, July and August of 2003 and, in the event of a consensual and successful sales process, a success fee not to exceed $25,000 at the conclusion of the sale process (the "Substantial Contribution Claim"). While the Court has taken judicial notice of the Debtors' request for authorization to pay, and support of, the Substantial Contribution Claim, a ruling on the Debtors' request is reserved pending an opportunity for further review by the United States Trustee and the Court, and entry of a subsequent order.

         11. The Objection of States of Illinois an Iowa to Motion to Sell Certain Assets Pursuant to Section 105, 363 and 365 to the Extent Debtors Seek Declaratory Judgment that Proposed Sale is Exempt from Stamp and Similar Taxes Pursuant to 11 U.S.C. Section 1146 (the "States' Objection") shall be preserved and continued to the August 1, 2003 hearing. The deadline for the Debtors to file and serve a response to the States' Objection shall be July 21, 2003. The States of Illinois and Iowa shall then have until July 25, 2003 to file and serve a reply to the Debtors' response.

         12. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Procedures Order.

         13. Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Order shall be effective upon entry.

Dated: Chicago, Illinois
       June 27, 2003

                                              /s/ Pamela S. Hollis
                                              -------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                                                              Exhibit 1

                              Bidding Procedures

         Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale(s) (each, a "Proposed Sale" and collectively, the "Proposed Sales") of substantially all of the assets (the "Assets") constituting the business (the "Business") of Eagle Food Centers, Inc. and its subsidiaries (collectively, the "Seller"). The Proposed Sales are subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

         On June 17, 2003, the Seller filed a Motion for Orders Pursuant to 11 U.S.C. ss. 105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006
and 9014 (I) Approving (A) Bidding Procedures, (B) Form of Asset Purchase Agreement and (C) the Form and Manner of Sale Notices and (II) Authorizing and Approving (A) the Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims and Encumbrances, (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (C) the Assumption of Certain Liabilities (the "Sale Motion"). On June 27, 2003, the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") entered an Order Under 11 U.S.C. ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Form of Asset Purchase Agreement and (C) the Form and Manner of Notice of the Sale of Certain Assets, and the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Bid Procedures Order") approving the bid procedures (the "Bid Procedures") set forth herein.

         The Bidding Procedures set forth herein describe, among other things, the assets available for sale, the manner in which bidders and bids become Qualified, the coordination of diligence efforts among bidders, the receipt and negotiation of bids received, the conduct of any subsequent Auction (as defined herein), the ultimate selection of the Successful Bidder(s) and the Court's approval thereof (the "Bidding Process"). The Bidding Procedures were developed following consultation with Seller's secured lenders, the Creditors Committee and Seller's Union representatives and the Seller intends to continue to consult with such constituents throughout the Bidding Process. In the event that the Seller and any such constituent disagree as to the interpretation or application of these Bidding Procedures, the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute.

                               Assets to be Sold

         The Assets proposed to be sold include all of the stores and related inventory (the "Stores") of the Seller as well as the infrastructure, systems, intangible property and related assets owned by the Sellers (such other Assets, the "Infrastructure"). A bidder may bid on an individual Store or on multiple Stores (with allocated purchase prices). A multiple store bid (a "Package Bid") may be conditioned on such bidder being the Successful Bidder (as defined herein) on all or a portion of the Stores included in its bid (such Package Bid, or the fixed portion thereof, a "Fixed Package Bid"). The Seller shall retain all rights to the Assets that are not subject to a bid accepted by the Seller and approved by the Bankruptcy Court at the Sale Hearing.

         The sale of the Assets and the Stores shall be on an "as is, where is" basis and without representations or warranties of any kind, nature, or description by the Seller, its agents or estate, except to the extent set forth in the relevant purchase agreement of the Successful Bidder approved by the Bankruptcy Court. Except as otherwise provided in such approved agreement, all of the Seller's right, title and interest in and to the Assets, or portion thereof, to be acquired shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against (collectively, the "Transferred Liens"), such Transferred Liens to attach to the net proceeds of the sale of such assets.

                          Participation Requirements

         Any person who wishes to participate in the Bidding Process (a "Potential Bidder") must become a Qualified Bidder. As a prerequisite to becoming a Qualified Bidder, a Potential Bidder must deliver (unless previously delivered) to the Seller:

         (i) An executed confidentiality agreement substantially in the form attached hereto as Exhibit A (or in such other form acceptable to the Seller);

         (ii) Current audited financial statements (or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Seller and its advisors) of the Potential Bidder or of those entities who will guarantee the obligations of the Potential Bidder;

         (iii) A preliminary (non-binding) proposal regarding (a) the Assets sought to be acquired, (b) the purchase price range, (c) the structure and financing of the transaction, (d) any anticipated regulatory or other approvals required to close the transaction as well as any other anticipated contingencies to closing, along with the anticipated time frame for obtaining or resolving the same and any anticipated impediments in obtaining or resolving the same, and (e) the nature and extent of additional due diligence it may wish to conduct; and

         (iv) To the extent that the Potential Bidder (or any of its affiliates) is itself a party to a collective bargaining agreement in the same local market area covering a similar employee base as those covered by the Seller's collective bargaining agreement, an indication as to whether such Potential Bidder would be willing to include the Seller's employees with respect to the Stores bid on within the Potential Bidder's collective bargaining agreement (or otherwise assume the Seller's collective bargaining agreement on the same terms as the Potential Bidder's applicable collective bargaining agreement).


         A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i) - (iv) above, whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the sale of the desired Assets, and that the Seller determines, is reasonably likely (based on availability of financing, experience and other considerations) to be able to consummate such sale if selected as the Successful Bidder within a time frame acceptable to the Seller, provided that, a landlord bidding on its own lease and who does not intend, directly or indirectly, to operate a business on the premises need only satisfy condition (iii) above. As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i) -
(iv) above, in consultation with the Creditors Committee, the Seller shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder with respect to the Assets included in its bid.

                                 Due Diligence

         The Seller shall afford each Qualified Bidder reasonable due diligence access with respect to the Assets included in its bid. Neither the Seller nor its representatives shall be obligated to furnish any information of any kind whatsoever relating to the Assets to any person who is not a Qualified Bidder. Due diligence access may include management presentations as may be scheduled by the Seller, access to data rooms (which access may be limited to the Assets included in such Qualified Bidder's preliminary proposal), on site inspections of the applicable Store(s) or other Assets bid on and such other matters which a Qualified Bidder may request and as to which the Seller, in its sole discretion, may agree. The Seller will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. All due diligence must be completed on or before the Bid Deadline (as defined herein). The Seller may, in its discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. The Seller may conduct the diligence process so as to prioritize the potentially greater diligence requirements of Package Bidders. Bidders are advised to exercise their own discretion before relying on any information regarding the Assets provided by anyone other than the Seller or its representatives.

         Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Assets and to conduct any and all due diligence regarding the desired Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection with the Bidding Process except as expressly stated in the relevant purchase agreement of the Successful Bidder approved by the Bankruptcy Court.

                                 Bid Deadline

         A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Huron Consulting Group LLC, 550 W. Van Buren Street, Chicago, Illinois 60607, Attn: William J. Fasel, (ii) Eagle Food Centers, Inc., 801 First Street East, Milan, Illinois 61264, Attn: Robert J. Kelly, and
(iii) Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100 Chicago, Illinois 60606, Attn: George N. Panagakis, not later than 4:00 p.m. (prevailing central time) on July 21, 2003 (the "Bid Deadline"). The Seller may extend the Bid Deadline once or successively, but is not obligated to do so. If the Seller extends the Bid Deadline, it shall promptly notify all Qualified Bidders of such extension.

                               Bid Requirements

         A Qualified Bid shall consist of:

A. An executed copy of the form of Purchase Agreement attached hereto as Exhibit B (or, as to landlords bidding on their leases, the form of Lease Termination Agreement attached hereto as Exhibit C) (an "Applicable Marked Agreement") which:

      (i) is marked to show those amendments and modifications to such agreement, including price, term and the time of closing that the Qualified Bidder proposes,

      (ii) (a) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the Assets sought to be acquired, (b) does not provide for a Termination Fee (as defined herein) or any other bid protection which has not been approved by the Seller in advance of the submission of the bid, and (c) does not include the Infrastructure as part of a Fixed Package Bid without the prior written approval of the Seller, and

      (iii) to the extent that the Seller has filed with the Bankruptcy Court a Stalking Horse Bid (as defined herein) with respect to a Store, group of Stores and/or the Infrastructure prior to the Bid Deadline, the proposed bid (a) provides consideration that is at least 2% greater than the consideration provided by the Stalking Horse Bid with respect to any overlapping Assets bid on plus the Termination Fee (as defined below) awarded to such Stalking Horse Bid and (b) does not contain terms that, in the Seller's business judgment, are materially more burdensome or conditional than the terms of the Stalking Horse Bid; provided that, with respect to any Stalking Horse Bid which is a Fixed Package Bid, the conditions of this paragraph shall only apply to the extent that a proposed bid is also a Fixed Package Bid for the same Assets.

B.    A cover letter from a Qualified Bidder stating:

      (i) the Qualified Bidder is prepared to enter into and consummate the transaction in accordance with the terms of the Applicable Marked Agreement within the time frame set forth in such Applicable Marked Agreement, subject to receipt of any applicable governmental or regulatory approval, and

      (ii) that such Qualified Bidder's offer is irrevocable until the earlier of (a) 48 hours after the closing of the sale of the applicable Assets and (b) 30 days after the conclusion of the Sale Hearing with respect to the applicable Assets,

C. A deposit in a form acceptable to the Seller in an amount equal to 5%, or in the Debtors' discretion, with respect to Package Bidders, a lesser amount, but in no event less than 3% of the proposed purchase price payable to the order of Huron Consulting Group LLC, as agent for the Seller (the "Good Faith Deposit"), and

D. Written evidence of a commitment for financing or other evidence of ability to consummate the transaction acceptable to the Seller.

A bid received from a Qualified Bidder by the Bid Deadline and that meets the above requirements is a "Qualified Bid."

                                Termination Fee

         In order to encourage Qualified Bidders to increase their bids, purchase a greater number of Stores or the Infrastructure or otherwise provide terms that are more favorable to the Seller, prior to the Auction the Seller may, but shall have no obligation to, offer bid protection in the form of a "break-up" or termination fee of up to 3% of the purchase price offered by a bidder, inclusive of reasonable expense reimbursement, payable only in the event that the Assets bid on are sold to another bidder (a "Termination Fee"), provided that, in no event will a Termination Fee be provided to more than one bidder for the same Store or the Infrastructure. The Seller shall consult with the Creditors Committee prior to offering a bidder a Termination Fee. To the extent that a Termination Fee is offered to a Qualified Bidder and such bidder incorporates such protections into its bid and otherwise submits a Qualified Bid acceptable to the Seller, the Seller shall file a copy of such bid (a "Stalking Horse Bid") with the Bankruptcy Court and shall transmit a copy of such bid to all parties that expressed an interest in any of the Assets covered by such Stalking Horse Bid.

                           Pre-Auction Negotiations

         After the Bid Deadline and prior to any Auction, the Seller may continue to negotiate Qualified Bids received by the Bid Deadline. The purpose of such negotiations shall be to resolve any contingencies (other than financing or due diligence) related to, among other things, the assumption of collective bargaining agreements by Qualified Bidders who determine to assume such agreements, to encourage the Qualified Bidder to increase or alter the composition of Stores bid on so as to facilitate the sale process, to obtain a more favorable purchase price or to otherwise improve the terms of a Qualified Bid. During such negotiations, no bidder may reduce its bid, decrease the number of Stores bid on or otherwise provide any less favorable terms to the Seller without the Seller's express written consent, and the conduct of such negotiations shall not relieve a bidder from any of the terms of its previously submitted Qualified Bid to the extent not improved during the pre-auction negotiations.

                                    Auction

         If Qualified Bids with respect to one or more Stores or the Infrastructure have been received from at least one Qualified Bidder, the Seller may conduct an auction (the "Auction") with respect to such Assets. Only Qualified Bidders with respect to the Assets subject to Auction will be eligible to participate at or attend the Auction. The Auction shall take place at 10:00 a.m. (prevailing central time) on August 20, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606 or such other time or other place as the Seller shall notify all Qualified Bidders who have submitted Qualified Bids with respect to the Assets subject to Auction. The Seller shall provide copies of the Qualified Bid(s), which the Seller believes represents the highest or otherwise best bid for each Store and/or the Infrastructure at least three days prior to the Auction. At least one business day prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid for an Asset subject to Auction must inform the Seller whether it intends to participate in the Auction.

         At the Auction, Qualified Bidders will be permitted to increase their bids. Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Seller determines is relevant, the Seller, in its business judgment and in consultation with the Creditors Committee, may conduct the Auction in the manner it determines will better promote the goals of the Bidding Process and will achieve the maximum value for the Assets. Prior to the start of the Auction, the Seller will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

                        Selection of Successful Bid(s)

         As soon as practicable after the conclusion of the Auction or, if the Seller determines not to hold an Auction, then promptly following the Bid Deadline, the Seller, in consultation with its financial advisors and representatives of the Creditors Committee, shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Proposed Sale, and identify the highest or otherwise best offer for each Store and the Infrastructure (the "Successful Bid(s)" and the bidder making such bid, the "Successful Bidder(s)"). In reaching its determination of the Successful Bidder, subject to overall value considerations, the Seller will favorably weigh bids which provide for the assumption of any relevant collective bargaining agreements or otherwise provide for the retention of Store level employees. At the Sale Hearing, the Seller shall present the Successful Bid(s) to the Bankruptcy Court for approval. The Seller's presentation of the announced Successful Bid to the Bankruptcy Court for approval does not constitute the Seller's acceptance of such bid. The Seller shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                               The Sale Hearing

         The hearing to approve the Proposed Sale(s) (the "Sale Hearing") is presently scheduled to take place before the Honorable Pamela S. Hollis, United States Bankruptcy Judge, Everett McKinley Dirksen Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, Courtroom 644 on (a) August 1, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets which after an evaluation of the Qualified Bids received by the Bid Deadline, the Seller, in its business judgment and following consultation with representatives of the Creditors Committee, determined not to subject to Auction and (b) on September 5, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets that will be subject to Auction. At the Sale Hearing, the Seller will seek entry of an order, among other things, authorizing and approving the Sales to the Successful Bidders, as determined by the Seller in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the relevant purchase agreement(s) submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

         Following the Sale Hearing approving the sale of the Assets, or portion thereof, to the Successful Bidder(s), if any such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid with respect to such Assets or portion thereof, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid with respect to such Assets or portion thereof and the Seller shall effectuate such sale without further order of the Bankruptcy Court. The Seller shall retain all rights to the Assets, including, without limitation, the Store(s) that are not subject to a bid accepted by the Seller and approved by the Bankruptcy Court.

                         Return of Good Faith Deposit

         The Good Faith Deposits of all Qualified Bidders shall be retained by the Seller, and all Qualified Bids will remain open, notwithstanding Bankruptcy Court approval of a sale pursuant to the terms of a Successful Bid by a Qualified Bidder until the earlier of (a) 48 hours after the closing of the sale of the applicable Assets, and (b) 30 days after the conclusion of the Sale Hearing with respect to the applicable Assets (the "Return Date"). On the Return Date, the Seller shall return the Good Faith Deposits with actual accrued interest, if any, of all bidders who submitted bids in connection with the applicable Assets (other than the Successful Bidders). In addition to any other remedies available to the Seller, the Seller may retain the Good Faith Deposit of any Qualified Bidder who breaches or fails to perform any of its obligations pursuant to these Bidding Procedures or its Qualified Bid.

                             Reservation of Rights

         The Seller reserves all rights to terminate the Bidding Process at any time and pursue a standalone alternative for all or a portion of the Business if the Seller determines, in its business judgment and following consultation with representatives of the Creditors Committee, that the Bidding Process will not maximize the value of the Seller's bankruptcy estates. In addition, the Seller reserves all rights not to submit any bid which is not acceptable to the Seller for approval to the Bankruptcy Court. The Seller shall further have the right to amend the rules set forth herein for the Bidding Process or impose such other terms and conditions for the Bidding Process which the Seller determines, in its business judgment, will better promote the goals of the Bidding Process and the discharge of the Seller's fiduciary duties and which are not inconsistent with any Bankruptcy Court order, including the Bid Procedures Order. Without limiting the generality of the foregoing, the Seller may reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Seller's discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code or the Bidding Procedures, or (iii) contrary to the best interests of the Seller, its estate and creditors.

                                                              Exhibit A


                 Confidentiality and Non-Disclosure Agreement

This Agreement is made as of [date] by and between [company] (the "Company") and Eagle Food Centers, Inc. ("Eagle").

In connection with each party's consideration of a possible strategic transaction (the "Transaction"), the parties hereto agree as follows:

(1) The Company and its representatives will maintain in strict confidence all proprietary, confidential and non-public information obtained from Eagle during the course of its evaluation of the Transaction ("Confidential and Proprietary Information").

             The Company further agrees that no Confidential and Proprietary Information obtained by it from Eagle will be disclosed to any third party, except its duly authorized representatives and advisors who need to know such information for the purpose of evaluating the Transaction, or as required by law.

             The Company agrees to be responsible for any breach of this Agreement by its representatives and advisors.

(2) If the Company or any of its representatives becomes legally compelled to disclose any of the Confidential and Proprietary Information concerning Eagle, the Company shall provide Eagle with prompt prior written notice of such requirement so that Eagle may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

             If such protective order or other remedy is not obtained, or Eagle waives compliance with the provisions hereof, the Company will furnish only that portion of the Confidential and Proprietary Information that it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential and Proprietary Information (provided that it shall not be required to incur any substantial expenses in obtaining such treatment without reimbursement by Eagle).

(3) In the event that either party terminates the discussions, the Company, upon demand, will promptly return to Eagle or destroy all Confidential and Proprietary Information in its possession that had been acquired from Eagle during the course of its discussions.

(4) The Company and its representatives agree that they will not make any communications, oral or written, to the public or any other third party (other than its duly authorized representatives and advisors who need to know such information for the purpose of evaluating the Transaction), concerning their discussions without prior consent of Eagle, except as required by law.

(5) "Confidential and Proprietary Information" does not include any information that

             a. at the time of disclosure or thereafter was generally available to and known by the public (other than as a result of a disclosure directly or indirectly made in violation of this Agreement), or

             b. was available to the Company on a non-confidential basis from a source other than pursuant to this Agreement, provided, that to the best knowledge of the Company such source is not and was not, bound by a confidentiality agreement or other obligation of confidentiality applicable to the information.

(6) The Company further agrees that, for a period of two (2) years from the date of this Agreement and the effective date of a plan of reorganization, neither the Company nor any of its affiliates or representatives shall, directly or indirectly, without the prior written consent of Eagle and the Official Committee of unsecured creditors (the "Committee") in Eagle's case number 03-15299 before the U.S. District Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") or approval of the Bankruptcy Court, (i) own or acquire, or propose to own or acquire, by purchase or otherwise, any securities, assets, debt or obligations of, or claims against (or rights or options to own or acquire any such securities, assets, debts, obligations or claims), Eagle or any of its subsidiaries; (ii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Eagle; (iii) advise, assist or encourage any other person in connection with any of the foregoing; or (iv) make any request or otherwise attempt to amend or waive any provision of this paragraph 6.

(7) Except in connection with bidding procedures approved by the Bankruptcy Court , the Company agrees that, for a period of two
             (2) years from the date of this Agreement, neither the Company nor any of its affiliates or representatives shall, without the prior consent of Eagle, solicit for employment or hire (or induce or seek to induce to leave the employ of Eagle or any of its subsidiaries) any officer or key management employee of Eagle or any of its subsidiaries; provided, that the foregoing provision will not prevent the Company from (i) soliciting for employment or hiring any such person whom the Company solicits for employment or hires as a result of such person responding to a general advertisement for employment not specifically targeted at such persons or (ii) employing, hiring or engaging any person who is or was an employee of Eagle or any of its subsidiaries, if any such employee's employment has been terminated by Eagle and its subsidiaries or such employee's employment with Eagle and its subsidiaries has been terminated for at least six (6) months before such person is first solicited.

(8) The Company acknowledges that it is aware, and that it will advise its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, nonpublic information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(9) The Company agrees that Eagle would be irreparably and immediately harmed by, and money damages would not be an adequate remedy for any breach of this Agreement by the Company and its representatives. Accordingly, it is agreed that Eagle will be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach or threatened breach of this Agreement, in addition to all other remedies available at law or in equity.

(10) The Company agrees that all (a) contacts by it or its representatives with Eagle regarding the Confidential and Proprietary Information or the Transaction, (b) requests for additional Confidential and Proprietary Information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures relating to the Transaction shall be made solely through Huron Consulting Group or a person or persons designated in writing by Eagle.

(11) This letter is intended as a basis of understanding and good faith upon which Eagle relies in providing information. Each of the parties has the unilateral right, exercisable at its option, to terminate the relationship at any time without notice and without any further obligation except as intended in this Agreement. No representation or warranty is made by Eagle with respect to information supplied by it; any such representation or warranty will be made only in a definitive written agreement for the Transaction.

(12) This Agreement will be governed by the laws of the State of Illinois and may not be amended except in writing signed by the parties hereto.

(13) This Agreement shall terminate and have no further effect upon the second anniversary of the date hereof.


Eagle Food Centers, Inc.                  [Company]


By________________________________        By________________________________


Title_____________________________        Title_____________________________

                                                              Exhibit B

                             ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT, dated as of [_____], 2003 (the "Agreement"), is made by and between EAGLE FOOD CENTERS, INC., a Delaware corporation (the "Seller"), and [__________], a [__________] [corporation] (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article IX.

         WHEREAS, the Seller is engaged in the retail grocery business and operates grocery stores;

         WHEREAS, on April 7, 2003, the Seller, along with certain of its Affiliates, filed voluntary petitions (the "Petitions") for relief commencing a case (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court");

         WHEREAS, the Seller, along with certain of its Affiliates, has continued in the management and possession of its assets and business as debtor-in-possession in the Chapter 11 Case pursuant to Sections 1107 and 1108 of the Bankruptcy Code and subject to the terms and conditions of this Agreement; and

         WHEREAS, the Purchaser desires to purchase and acquire and the Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, the Acquired Assets relating to the store locations identified on Schedule A hereto (the "Store Locations"), and the Purchaser is willing to assume, and the Seller desires to assign and delegate to the Purchaser, the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

         Section 1.1. Acquired Assets. On the terms and subject to the conditions set forth in this Agreement and subject to approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, at the Closing the Seller shall sell, assign, transfer, convey, and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser and the Purchaser shall purchase and accept from the Seller all right, title, and interest of the Seller in and to the following (collectively, the "Acquired Assets"):

         (a) the grocery, general merchandise, liquor, dairy, frozen foods, cigarettes, health and beauty care, meat, produce, seafood, deli, bakery, floral and pharmacy inventory at each Store Location (the "Inventory");

         (b) all rights and incidents of interest of the Seller to the agreements, contracts and arrangements that are listed or described on
Schedule 1.1(b);

         (c) all machinery, equipment, computers, furniture, furnishings, fixtures, office supplies, tools, order entry devices, freezers, refrigerators, pharmacy equipment and all other tangible personal property owned by the Seller that are used exclusively in the operation of the Store Locations and located on any Owned Real Property or premises subject to the Property Leases (collectively, the "Tangible Personal Property"), including without limitation, such of the foregoing as are listed or described on
Schedule 1.1(c);

         (d) to the extent transferrable, all rights as of the Closing under all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets;

         (e) (i) the real property that is listed and described on Schedule 1.1(e)(i) (the "Owned Real Property") and (ii) the real property leases that are listed or described on Schedule 1.1(e)(ii) (the "Property Leases");

         (f) all books and records (other than books and records relating to Taxes), including, without limitation, fixture plans, construction drawings and specifications and maintenance records of the Seller exclusively relating to the Tangible Personal Property, the Owned Real Property or the Property Leases; and

         (g) all the rights, properties or assets that are listed or described on Schedule 1.1(g).

                  EXCEPT FOR SPECIFIC REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE ACQUIRED ASSETS ARE BEING SOLD ON AN "AS IS," "WHERE IS" BASIS AND SELLER DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS WHICH EXTEND BEYOND THE AFORESAID SPECIFIC REPRESENTATIONS AND WARRANTIES.

         Section 1.2. Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Acquired
Assets:

         (a) all cash, cash equivalents, checks in transit, credit card receipts, marketable securities or accounts receivable arising out of the operation of the Store Locations existing on the date hereof or arising after the date hereof of the Seller;

         (b) all rights, properties and assets of the other operations (other than the Store Locations) of Seller and any of its Affiliates;

         (c) all vendor-owned equipment, including without limitation the items listed or described on Schedule 1.2(c);

         (d) all of the agreements, contracts and arrangements that have terminated or expired prior to the Closing in the ordinary course;

         (e) any claims, demands, actions, rights or causes of action arising under Sections 544 through 553, inclusive, of the Bankruptcy Code;

         (f) any Tangible Personal Property transferred or disposed of in the ordinary course prior to the Closing;

         (g) the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of the Seller or any Affiliate of Seller as well as any other records or materials relating to the Seller or any Affiliate of Seller generally and not exclusively involving or exclusively related to the Acquired Assets or the operation of the Store Locations;

         (h) any preferred cardholder records, customer lists or check-cashing lists;

         (i) all contracts of insurance;

         (j) any right, property or asset that is listed or described on
Schedule 1.2(j);

         (k) other than the software licenses listed or described on Schedule 1.1(b), all U.S. and other letter patent, patents, patent applications, software, know-how, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, internet domain names and any licenses to use any of the foregoing (the "Intellectual Property");

         (l) all bank accounts or other banking arrangements relating to the Store Locations (including all rights or incidents of interest with respect to the cash or cash equivalents in such bank accounts);

         (m) all prepaid items or deposits relating to the Store Locations;

         (n) any right the Seller has with respect to any Tax refunds, credits or attributes, and any claims therefor;

         (o) all Tax Returns and books and records relating to Taxes; and

         (p) any Seller Plan.

         Section 1.3. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and its Affiliates and thereafter pay, perform or otherwise discharge in accordance with their terms, and shall hold the Seller and its Affiliates harmless from all of the liabilities and obligations (of any nature or kind, and whether based in common law or statute or arising under written contract or otherwise, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, real or potential) of the Seller and its Affiliates: (i) with respect to, arising out of or relating to, the ownership, possession or use of the Acquired Assets and the operation of the Store Locations on and after the Closing Date, including without limitation, all of the obligations and liabilities arising under the agreements, contracts and arrangements included in the Acquired Assets; (ii) in connection with or arising under Environmental Laws or Taxes relating to the Owned Real Property or the real property subject to the Property Leases or ad valorem Taxes levied with respect to the Acquired Assets or Store Locations; (iii) as listed or described on Schedule 1.3 and (iv) [employee related liabilities as set forth in Section 5.5] (collectively, the "Assumed Liabilities").

         Section 1.4. Excluded Liabilities. The Purchaser shall not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or expenses other than the Assumed Liabilities.

         Section 1.5. Purchase Price.(1) In consideration for the Acquired Assets, the Purchaser shall, in addition to the assumption of the Assumed Liabilities, pay to the Seller at the Closing the Cash Purchase Price in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller. The "Cash Purchase Price" shall be the sum of the Inventory Amount and [o] Dollars ($[o]).

         Section 1.6. Inventory Amount. (a) Exhibit 1.6(a) sets forth the "Preliminary Inventory Amount." The Preliminary Inventory Amount was determined in accordance with Exhibit 1.6(a) on a store-by-store basis for each of the Store Locations.

         (b) Two days prior to Closing, one or more third party inventory counting firms mutually agreed upon by the Seller and the Purchaser shall perform a physical inventory of all Inventory at the Store Locations on a store-by-store basis. From and after the physical inventory completed at each Store Location, such Store Location shall be closed to regular business until after the Closing shall have occurred. Seller and Purchaser shall share the cost of the inventory counting firm(s) performing such physical inventory equally and agree to execute a joint retention agreement(s) with the inventory counting firm(s) on usual and customary terms. The procedures and policies to be followed in taking such physical inventory are set forth in Exhibit 1.6(b). The day prior to the Closing, Seller shall prepare and deliver to Purchaser a statement (the "Inventory Statement") that shall set forth the value of the Inventory as of the date of the Inventory Statement (the "Inventory Amount"). The Inventory Amount shall be determined based on the physical inventory conducted in accordance with this Section 1.6 and Exhibit 1.6(b) and the methodology, policies, principles and processes set forth in Exhibit 1.6(a) and used to prepare the Preliminary Inventory Amount.


------------

(1) A multiple Store bid (a "Package Bid") may be conditioned on such bidder being a Successful Bidder (as defined in the Bidding Procedures) on all or a portion of the Stores included in its bid (such Package Bid, or the fixed portion thereof, a "Fixed Package Bid"). To the extent a bidder's offer is not a Fixed Package Bid, such bidder's offer shall be accompanied by a Store schedule which allocates the Cash Purchase Price on a Store-by-Store basis.


         (c) During the preparation of the Inventory Statement and the taking of the physical inventory by the third party inventory counting firm(s), to the extent reasonably necessary for the preparation of the Inventory Statement and the performance of the physical inventory, the Seller shall, in accordance with the procedures and policies set forth in Exhibit 1.6(b), (i) provide the Purchaser and the Purchaser's authorized representatives with reasonable access to books, records, facilities and employees of the Seller and (ii) cooperate fully with the Purchaser and Purchaser's authorized representatives, including the provision on a timely basis of all information that is reasonably available.

         (d) If the Inventory Statement is prepared on the basis of the physical inventory conducted in accordance with this Section 1.6 and Exhibit 1.6(b) and the Inventory Amount is calculated using the methodology, policies, principles and processes set forth in Exhibit 1.6(a) and used to prepare the Preliminary Inventory Amount, the Inventory Amount reflected on the Inventory Statement delivered by the Seller shall be the Inventory Amount hereunder absent manifest error. The Inventory Amount shall be final and binding on the parties and no post-Closing adjustment shall be made or asserted by either party.

         Section 1.7. Allocation of Purchase Price for Tax Purposes. The Seller and the Purchaser agree that, for all Tax and other reporting purposes, the allocation of the Purchase Price to the Acquired Assets shall be as set forth on Exhibit 1.7, which Exhibit 1.7 shall be completed within fifty-five
(55) days of the date of this Agreement and which, when completed, will have been arrived at by arm's length negotiation in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended. If the Inventory Amount differs from the Preliminary Inventory Amount, the Seller and the Purchaser agree to make appropriate adjustments to the allocation set forth in Exhibit 1.7. If the Seller and the Purchaser are unable to resolve any material differences with regard to the allocation of the Purchase Price, then any disputed matters will be finally and conclusively determined by an independent certified accounting firm or independent appraisal firm (the "Allocation Arbiter"), which Allocation Arbiter shall be mutually agreed upon by the Purchaser and the Seller, provided, however, that such agreement shall not be unreasonably withheld or delayed. Promptly, but not later than fifteen (15) days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely upon representations of the Purchaser and the Seller and not by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting allocation of the Purchase Price, which report shall be conclusive and binding upon the parties. Such Allocation Arbiter's fees and expenses shall be born equally by the parties. Within fifteen (15) days after the allocations have been determined, the Purchaser will provide the Seller with copies of Form 8594 and any required exhibits thereto, consistent with the allocations of this Section 1.7 and
Exhibit 1.7. Each of the Purchaser and the Seller shall (i) timely file all forms (including Internal Revenue Service Form 8594) and Tax Returns required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, or cause to be prepared and filed, its Tax Returns on a basis consistent with such allocation and (iv) take no position, or cause no position to be taken, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any Taxing Authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. If the allocation set forth on Exhibit 1.7 is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute.

         Section 1.8. Intellectual Property. It is expressly agreed that the Purchaser is not purchasing acquiring or otherwise obtaining any right title or interest in and to the Intellectual Property, including without limitation the names "Eagle Food Centers", "Foodco", "BOGO Food and Deals" or "Eagle Country Markets" or any trade names, trademarks, identifying logos or service marks related thereto or employing the words "Eagle Food Centers", "Foodco", "BOGO Food and Deals" or "Eagle Country Markets" or any part or variation of any of the foregoing or any confusingly similar trade names, trademark or logo.


                                  ARTICLE II

                                  THE CLOSING

         Section 2.1. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m. on the later of (i) the third business day after the conditions set forth in Article VI shall have been satisfied or waived and (ii) at such other time, date, and place as shall be fixed by agreement between the parties (the date of the Closing being herein referred to as the "Closing Date"). For financial, accounting and tax purposes, the Closing shall be deemed conclusively to have occurred at 11:59 p.m. Central Time on the Closing Date.

         Section 2.2. Deliveries at Closing. (a) At the Closing, the Seller shall deliver to the Purchaser:

               (i) a duly executed bill of sale, substantially in the form of
         Exhibit 2.2(a)(i) attached hereto, transferring the Acquired Assets to the Purchaser;

               (ii) all other conveyance documents reasonably necessary to transfer to the Purchaser the Acquired Assets, including special or limited warranty deeds (or their local equivalent) regarding the Owned Real Property purchased by the Purchaser;

               (iii) a certificate confirming that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code;

               (iv) the assignment and assumption agreement to be entered into between the Seller and the Purchaser (the "Assignment and Assumption Agreement") substantially in the form of Exhibit 2.2(a)(iv) attached hereto, duly executed by the Seller evidencing the assignment and assumption by the Purchaser of the Assumed Liabilities;

               (v) the Acquired Assets by making the Acquired Assets available to the Purchaser at their present locations; and

               (vi) all other previously undelivered certificates and other documents required to be delivered hereunder by the Seller to the Purchaser at or prior to the Closing Date.

         (b) At the Closing, the Purchaser shall deliver to the Seller:

               (i) the Cash Purchase Price by wire transfer in immediately available funds to an account or accounts designated by the Seller;

               (ii) the Assignment and Assumption Agreement duly executed by the Purchaser; and

               (iii) all other previously undelivered certificates and other documents required to be delivered by the Purchaser to the Seller at or prior to the Closing Date in connection with the transactions contemplated by this Agreement.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except as disclosed in the written statement delivered by the Seller to the Purchaser at or prior to the execution of this Agreement (the "Seller Disclosure Schedule") or in the Seller SEC Documents, the Seller represents and warrants to the Purchaser as follows:

         Section 3.1. Organization. The Seller is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not have a Material Adverse Effect. The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not have a Material Adverse Effect. The Seller has heretofore made available to the Purchaser a complete and correct copy of the certificate of incorporation and bylaws of the Seller, as currently in effect.

         Section 3.2. Authority Relative to this Agreement.

         (a) Subject to the entry of the Section 363/365 Order, the Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Seller, and upon the entry of the Section 363/365 Order (assuming this Agreement constitutes a valid and binding obligation of the Purchaser), will constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         (b) Notwithstanding anything to the contrary contained herein, no provision of this Agreement is binding upon the Seller unless and until this Agreement is approved by the Bankruptcy Court and the Section 363/365 Order is entered by the Bankruptcy Court.

         Section 3.3. Consents and Approvals. Upon the entry of the Section 363/365 Order, no consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by the Seller in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except (a) for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and pursuant to equivalent legislation in any other applicable jurisdiction, (b) those already obtained and (c) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, would not have a Material Adverse Effect.

         Section 3.4. Financial Information. Seller has delivered or made available to Purchaser copies of statements of profit and loss with respect to each Store Location (such financial information being collectively referred to herein as the "Summary Financial Information"). The Summary Financial Information has not necessarily been prepared in accordance with United States generally accepted accounting principles ("GAAP") and has not been audited by independent accountants, but in the opinion of Seller, includes the adjustments necessary to make the financial information contained therein not misleading. Certain financial information, footnote disclosure and material adjustments required in financial statements prepared in accordance with GAAP have been omitted from, or condensed in, the Summary Financial Information.

         Section 3.5. No Violations. Assuming that the consents, approvals, authorizations, declarations, and filings referred to in Section 3.3 have been made or obtained and shall remain in full force and effect and the conditions set forth in Article VI shall have been satisfied, at the Closing neither the execution, delivery, or performance of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated by this Agreement, nor compliance by the Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Seller, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or arrangement that is included as an Acquired Asset or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation by which any of the Store Locations may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or the Acquired Assets, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, impositions, suspensions or revocations that (i) would not be reasonably likely to have a Material Adverse Effect or (ii) are excused by or unenforceable as a result of the filing of the Petitions or as a result of the entry of the Section 363/365 Order.

         Section 3.6. No Default; Compliance with Applicable Laws; Permits.

         (a) The Seller is not in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws or (ii) with respect to the Store Locations only, any statute, law, rule, regulation, judgment, decree, order, arbitration award, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Seller, including applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), but excluding from the foregoing clause (ii), defaults or violations which would not be reasonably likely to have a Material Adverse Effect or which become applicable as a result of the business or activities in which the Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, the Purchaser.

         (b) Except as would not be reasonably likely to have a Material Adverse Effect, the Seller currently holds all permits, licenses, authorizations, certificates, exemptions and approvals from Governmental Entities (collectively, "Permits") necessary or proper for the current use, occupancy and operation of the Acquired Assets held by the Seller, and all such Permits are in full force and effect. Except as would not be reasonably likely to have a Material Adverse Effect, as of the date hereof, the Seller has not received any written notice from any Governmental Entity revoking, modifying or refusing to renew any Permit or providing notice of violations under any Permit.

         Section 3.7. Books and Records. The books, records and accounts of the Seller maintained with respect to the Store Locations fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Seller with respect to the Store Locations in all material respects. The Seller has not engaged in any transactions with respect to the Store Locations, maintained any bank account for the Store Locations or used any of the funds of Seller in the conduct of the Store Locations except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller.

         Section 3.8. Title to Property. Upon the entry of the Section 363/365 Order, at the Closing the Seller will sell, assign, transfer and deliver, as the case may be, to the Purchaser the Acquired Assets, and the Acquired Assets will be sold, assigned, transferred or delivered, as the case may be, free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions.

         Section 3.9. Inventory. At the time of the physical inventory provided for in Section 1.6, (i) the Inventory (A) shall be undamaged, of merchantable and standard quality, in compliance with applicable product and labeling specifications, (B) will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act of 1938 or applicable state or local law, (C) will consist of items of a kind reasonably salable in the ordinary course of operation of the Store Locations; and (ii) the retail shelf prices of the Inventory will be at their usual and customary levels and will not have been increased in anticipation of the physical inventory provided for in Section 1.6.

         Section 3.10. Conduct of Business. From May 3, 2003 to the date hereof, the Seller has not taken any action that, if taken after the date hereof, would violate Section 5.1 hereof.

         Section 3.11. Property Leases. Upon the entry of the Section 363/365 Order, the Seller will sell, transfer and assign to the Purchaser a valid leasehold interest with respect to each of the Property Leases which is a lease (as opposed to a sublease) and a valid subleasehold interest with respect to each of the Property Leases which is a sublease free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions. Schedule 1.1(e)(ii) identifies instruments through which the Seller derives its leasehold interest in the Property Leases (including all amendments thereto). Complete and correct copies of the Property Leases have been delivered to, or made available for inspection by, the Purchaser and none of the Property Leases have been modified in any material respect except to the extent that such modifications are disclosed by the copies delivered to or made available for inspection by the Purchaser.

         Section 3.12. Real Property.

         (a) To the knowledge of Seller, there are no proceedings, claims, disputes or conditions affecting any of the Owned Real Property or the real property subject to the Property Leases that might curtail or interfere with the use of such property in any material manner. To the knowledge of Seller, neither the whole nor any portion of the Owned Real Property or the real property subject to the Property Leases is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without compensation therefor, nor, to the knowledge of Seller, has any such condemnation, expropriation or taking been proposed.

         (b) Seller has not received any written notice of, or other writing referring to, any requirements or recommendation by an insurance company that has issued a policy covering any part of the Owned Real Property or the real property subject to the Property Leases or by any board of fire underwriters or other body exercising similar function, requiring or recommending any material repairs or work to be done on any part of the Owned Real Property or the real property subject to the Property Leases, which repair or work has not been completed.

         Section 3.13. Environmental Matters.

         (a) Seller is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect.

         (b) There is no Environmental Claim pending or, to the knowledge of Seller, threatened against Seller (with respect to the Store Locations) which would have a Material Adverse Effect.

         Section 3.14. Employee Relations. With respect to the operation of the business conducted at the Store Locations, the Seller is in compliance with all applicable laws, rules and regulations which relate to wages, hours, leaves of absence, discrimination in employment, union organization and collective bargaining and is not liable for any arrears of wages for failure to comply with any of the foregoing, except for such failures to be in compliance that would not be reasonably likely to have a Material Adverse Effect. No labor strike, slowdown, stoppage or lockout is pending, or to the knowledge of the Seller, threatened against or affecting the business conducted at the Store Locations and during the past two years there has not been any such action. To the knowledge of the Seller, no union organizing or election activities involving any non-union employees have occurred in the past two years or are threatened as of the date hereof. The Seller is in compliance with the requirements of the WARN Act and has no liabilities pursuant to the WARN Act, except for such failures to be in compliance and such liabilities that would not be reasonably likely to have a Material Adverse Effect.

         Section 3.15. Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller, except Huron Consulting Group, LLC, whose fees and expenses will be paid by the Seller in accordance with its agreement with such firm.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         Section 4.1. Organization. The Purchaser is a [corporation] validly existing and in good standing under the laws of its jurisdiction of incorporation and has the [corporate] power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary.

         Section 4.2. Authority Relative to this Agreement. The Purchaser has the [corporate] power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Seller) constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 4.3. Consents and Approvals. Except for consents, approvals, authorizations, declarations, filings or registrations which may be required under the HSR Act and under equivalent legislation in any other applicable jurisdiction, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

         Section 4.4. No Violations. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated by this Agreement, nor compliance by the Purchaser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, bylaws or other organizational documents of the Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or the Purchaser's properties or assets, except in the case of clauses (b) and
(c) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, suspensions or revocations that would not individually or in the aggregate have a material adverse effect on the Purchaser.

         Section 4.5. Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Purchaser, except for [o], whose fees and expenses will be paid by the Purchaser in accordance with its agreement with such firm.

         Section 4.6. Financing. As of the date hereof and on the Closing Date the Purchaser will have sufficient funds available to deliver the Cash Purchase Price to the Seller, consummate the transactions contemplated by this Agreement and satisfy the Assumed Liabilities in the ordinary course of business.


                                   ARTICLE V

                                   COVENANTS

         Section 5.1. Conduct of Business by the Seller Pending the Closing. The Seller covenants and agrees that, except (i) as contemplated by this Agreement, (ii) as disclosed in Schedule 5.1, (iii) with the prior written consent of the Purchaser, (iv) as required by, arising out of, relating to or resulting from, the Petitions or otherwise approved by the Bankruptcy Court or
(v) to the extent required by the lenders in connection with the Financing, after the date hereof and prior to the Closing Date:

         (a) the Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to conduct the business of the Store Locations only in the ordinary course; and

         (b) the Seller shall not, and shall cause its Affiliates not to, take the following actions with respect to the Store Locations and the Acquired
Assets:

               (i) pledge, mortgage, acquire, sell, lease or dispose of a material portion of any Store Location or the Acquired Assets with respect thereto except in the ordinary course;

               (ii) make any increases in, or additions to, the compensation payable to any of the Transferred Employees, including pursuant to a Seller Plan, other than in the ordinary course or pursuant to existing Seller Plans or arrangements;

               (iii) fail materially to maintain books, records and accounts of the Seller relating to the Acquired Assets or any Store Location in the ordinary course;

               (iv) make a material change of any of the accounting methods used by the Seller with respect to the Store Locations unless required by GAAP or applicable law; and

               (v) authorize or enter into an agreement to do any of the foregoing.

         Section 5.2. Access and Information. Subject to applicable law and the reasonable requirements of the Seller to protect competitively sensitive information, the Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of the Seller relating to or involved in the operation of the Store Locations and, during such period, shall furnish reasonably promptly to the Purchaser such information as the Purchaser reasonably may request; provided, that all such access shall occur only following prior notice to a person designated by the Seller and only if accompanied by a designee of the Seller.

         Section 5.3. Approvals and Consents; Cooperation; Notification.

         (a) The parties hereto shall use their respective reasonable best efforts, and cooperate with each other, to obtain as promptly as practicable all approvals, consents or waivers from Governmental Entities required in order to consummate the transactions contemplated by this Agreement; provided, that the obligations of the parties to obtain any consent, approval or waiver from the Bankruptcy Court shall be governed exclusively by Section 5.3(c).

         (b) The Seller and the Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all approvals, consents or waivers from Governmental Entities (other than the Bankruptcy Court), including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection therewith. The Purchaser agrees to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any federal, state or local antitrust or competition authority so as to enable the parties to expeditiously close the transactions contemplated by this Agreement.

         (c) As promptly as practicable after the date hereof, the Seller shall file a motion with the Bankruptcy Court seeking approval of this Agreement and entry of the Section 363/365 Order. Seller shall (i) notify, as required by the Bankruptcy Court, all parties entitled to notice of such motion and/or the Section 363/365 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court and (ii) use its reasonable efforts to obtain Bankruptcy Court approval of same.

         Section 5.4. Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, that the obligations of the parties to obtain any consent, approval or waiver from the Bankruptcy Court shall be governed exclusively by Section 5.3(c); provided, further, that nothing herein shall prevent the Seller from cooperating with any third party to take actions necessary or advisable to acquire all or a portion of the Acquired Assets or pursuant to any orders entered or approvals or authorizations granted by the Bankruptcy Court and the Bankruptcy Code. The obligations of each of the Purchaser and the Seller pursuant to this Article V shall be subject to any orders entered or approvals or authorizations granted by the Bankruptcy Court and the Bankruptcy Code. Each of the Seller and the Purchaser shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or with the lapse of time would, cause any condition to the consummation of the transactions contemplated by this Agreement to not be capable of satisfaction.

         Section 5.5. Employment of Store Employees.(2)

         (a) [[SCENARIO 1: Purchaser Maintains Seller's Terms and Conditions of Employment and Assumes the Seller's Collective Bargaining Agreements]

         Prior to the Closing Date, the Purchaser shall make offers of employment, effective as of the Closing Date to each employee of the Seller set forth on Schedule 5.5(a) (each a "Transferred Employee" and collectively referred to as the "Transferred Employees"). Such offers shall provide for a base salary or base rate of compensation, as applicable, at least equal to that applicable to each Transferred Employee immediately prior to the Closing Date and shall otherwise be on terms and conditions comparable to those terms and conditions applicable to each such Transferred Employee immediately prior to the Closing Date; provided, however, that in the case of Transferred Employees represented by a union (the "Represented Employees"), compensation and other terms and conditions of employment shall be based on and consistent with what is provided under the collective bargaining agreements identified in
Schedule 5.5(a) covering such Represented Employees (the "Collective

--------

2    Purchaser to select from one of the three scenarios set forth in
     Section 5.5(a).


Bargaining Agreements"). Effective as of the Closing Date, Purchaser shall assume and continue in full force and effect the Seller's Collective Bargaining Agreements, and Purchaser shall have sole responsibility for all obligations and liabilities arising under the Collective Bargaining Agreements on and after the Closing.]

[[SCENARIO 2: Purchaser Extends Offers of Employment on its Own Terms and Conditions]

         Prior to the Closing Date, the Purchaser shall make offers of employment effective as of the Closing Date to each employee of the Seller set forth on Schedule 5.5(a) (each a "Transferred Employee" and collectively referred to as the "Transferred Employees") on such terms and conditions as Purchaser shall determine in its sole discretion. Purchaser further agrees to make offers of employment effective as of the Closing Date to the Transferred Employees who are represented by a union (the "Represented Employees") on terms and conditions to be determined at Purchaser's sole discretion, consistent with law. Purchaser shall recognize and/or bargain with any union or labor organization claiming to represent the Represented Employees to the extent required by law. Purchaser shall have no obligation under the Agreement to assume the collective bargaining agreements identified in Schedule 5.5(a) covering such Represented Employees (the "Collective Bargaining Agreements").]

[[SCENARIO 3: Offers of Employment or Assumption Not Required]

         Purchaser shall not be required to make offers of employment to any of the employees of Seller at the Store Locations, nor shall Purchaser be required to assume any obligations or liabilities under the collective bargaining agreements of Seller identified in Schedule 5.5(a) applicable to employees at the Store Locations.]

         (b) [With respect to each Plan listed on Schedule 5.5(b) (each a "Multiemployer Plan", collectively the "Multiemployer Plans"):(3)

         (i) Purchaser will be obligated to make contributions to each Multiemployer Plan in accordance with all collective bargaining agreements relating thereto and shall contribute to such Multiemployer Plan with respect to such operations for substantially the same number of contribution base units for which Seller had an obligation to contribute to such Multiemployer Plan.

--------

3    This subsection (b) will be applicable to Scenario 1 set forth in
     Section 5.5(a).



         (ii) Unless and until a variance or exemption is obtained in accordance with section 4204(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Purchaser will provide to each Multiemployer Plan, for a period of five plan years commencing with the first plan year beginning after the Closing, a bond issued by a corporate surety company that is an acceptable surety for purposes of section 412 of ERISA, or an amount held in escrow by a bank or similar financial institution satis factory to such Multiemployer Plan, or such other security as may be permitted under section 4204(a)(1)(B) of ERISA or regulations thereunder, in an amount equal to the greater of:

                  (A) the average annual contribution required to be made by Seller to such Multiemployer Plan with respect to the operations thereunder for the three plan years preceding the plan year in which the Closing occurs, or

                  (B) the annual contribution that Seller was required to make with respect to the operations under such Multiemployer Plan for the last plan year before the plan year in which the Closing occurs, which bond or escrow shall be paid to such Multiemployer Plan if Purchaser withdraws from such Multiemployer Plan, or fails to make a contribution to such Multiemployer Plan when due, at any time during the first five plan years beginning after the Closing.

         (iii) If Purchaser withdraws from a Multiemployer Plan in a complete with drawal or a partial withdrawal with respect to the Represented Employees at any time during the first five years beginning after the Closing, Seller agrees to be secondarily liable for any withdrawal liability Seller would have had at the Closing Date to such Multiemployer Plan, but for the application of section 4204 of ERISA, if the withdrawal liability of Purchaser with respect to such Multiemployer Plan is not paid.

         (iv) Purchaser shall indemnify and hold Seller harmless from, against and in respect of (and shall on demand reimburse Seller for) the amount of any secondary lia bility incurred by Seller under section 4204 of ERISA. If for any reason the provisions of section 4204 of ERISA shall not apply to prevent a withdrawal from any Multiemployer Plan because of the transactions contemplated by this Agreement, then Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of (and shall on demand reimburse the Seller for) any withdrawal liability which Seller shall incur as a result of the transactions contemplated by this Agreement.

         (v) Purchaser agrees that any action on its part that causes withdrawal liability (either partial or complete) during the period referred to in subsection (b)(iii) hereof shall be for valid business reasons only. In the event of a subsequent sale of the assets of the Business by Purchaser during such period, Purchaser agrees to comply with the provisions of section 4204(a)(1) of ERISA.

         (vi) If all, or substantially all, of Seller's assets are distributed, or if Seller is liquidated before the end of the first five plan years beginning after Closing, then, except as may otherwise be required by law, Seller shall provide a bond, an amount in escrow or such other security as may be permitted under section 4204(a)(3)(A) of ERISA or regulations thereunder, equal to the present value of the withdrawal liability Seller would have had at the Closing Date to each Multiemployer Plan but for the application of section 4204 of ERISA, which bond, amount in escrow or other security may be applied toward the satisfaction of Seller's secondary liability described in subsection (b)(iii) hereof. Purchaser shall reimburse Seller for Seller's after-tax cost of providing such bond, escrow amount or other security.

         (vii) Purchaser agrees to provide Seller with reasonable advance notice of any action or event which could result in the imposition of withdrawal liability to any Multiemployer Plan in respect of a complete or partial withdrawl occurring at anytime during the first five years beginning after the Closing, and in any event Purchaser shall immediately furnish Seller with a copy of any notice of withdrawal liability it may receive with respect to any Multiemployer Plan, together with all the pertinent details. In the event that any such withdrawal liability shall be assessed against Purchaser, Purchaser further agrees to provide Seller with reasonable advance notice of any inten tion on the part of Purchaser not to make full payment of any withdrawal liability when the same shall become due.]

         Section 5.6. No Implied Representations or Warranties; Due Diligence.

         (a) The Purchaser hereby acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of the Seller explicitly set forth in this Agreement or in any certificate contemplated hereby and delivered by the Seller in connection herewith.

         Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Seller in
Article III hereof, the Seller makes no representation or warranty to the Purchaser with respect to:

                                    (i) any projections, estimates or budgets
         heretofore delivered to or made available to the Purchaser of future revenues, expenses or expenditures or future results of operations; or

                                    (ii) except as expressly covered by a
         representation or warranty contained in Article III hereof, any other information or documents (financial or otherwise) made available to the Purchaser or its counsel, accountants or advisers with respect to the Store Locations.

         (b) The Purchaser acknowledges that: (i) it has had the opportunity to visit with the Seller and meet with its officers and other representatives to discuss the Store Locations and the assets, liabilities, financial condition, cash flow and operations of the Store Locations; and (ii) all materials and information requested by the Purchaser to date have been provided to the Purchaser's reasonable satisfaction.

         Section 5.7. Books and Records; Cooperation. For a period of seven
(7) years after the Closing Date (or such longer period as may be required by any Governmental Entity or legal proceeding):

         (a) the Purchaser shall not dispose of or destroy any of the business records and files of the Store Locations transferred to it hereunder; and

         (b) the Purchaser shall allow the Seller and any of its directors, officers, employees, counsel, representatives, accountants and auditors access to the Transferred Employees and other employees of the Purchaser or its subsidiaries engaged in the operation of the Store Locations and all business records and files of the Sellers or the Store Locations that are transferred to it in connection herewith, which are reasonably required by the Seller for purposes related to the Chapter 11 Case, Tax matters and other reasonable business purposes, during regular business hours and upon reasonable notice and the Seller shall have the right to make copies of any such records and files.

         (c) After the Closing Date, the Seller and Purchaser shall (and shall cause their Affiliates to):

                           (i) timely sign and deliver such certificates or
                  forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

                           (ii) reasonably assist the other party in preparing
                  any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 5.7(c); and

                           (iii) reasonably cooperate in preparing for any
                  audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Acquired Assets or Store Locations.

Notwithstanding the foregoing or any other provision in this Agreement, neither the Purchaser nor any of its Affiliates shall have the right to receive or obtain any information relating to Taxes of the Seller, any of its Affiliates or any of its predecessors other than information relating to the Acquired Assets or Store Locations.

         Section 5.8. Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belong to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts.

         Section 5.9. Intellectual Property Removal. Purchaser shall remove or obliterate, at its own expense, all signs and other displays of Intellectual Property (including shopping cart logos) from the Acquired Assets and Store Locations promptly after the Closing.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

         Section 6.1. Conditions Precedent to Obligation of the Seller and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

         (a) the Section 363/365 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended;

         (b) the waiting period applicable to the transactions contemplated by this Agreement, if any, under the HSR Act shall have expired or been terminated and each of the material approvals or consents required by equivalent legislation in any other applicable jurisdiction shall have been obtained or waived;

         (c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and
(c)) brought by any Governmental Entity shall be pending to enjoin, restrain or prohibit the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

         (d) no Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

         Section 6.2. Conditions Precedent to Obligation of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date; and

         (b) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a material adverse effect on the Purchaser or the transactions contemplated by this Agreement.

         Section 6.3. Conditions Precedent to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date; and

         (b) each of the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a Material Adverse Effect.


                                  ARTICLE VII

                      TERMINATION, AMENDMENT, AND WAIVER

         Section 7.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Purchaser and the Seller.

         Section 7.2. Termination by Either the Purchaser or the Seller. This Agreement may be terminated at any time prior to the Closing Date by either the Purchaser or the Seller if the Closing Date shall not have occurred on or before [o], 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing Date to have occurred on or prior to such date.

         Section 7.3. Termination by the Purchaser. This Agreement may be terminated at any time prior to Closing by the Purchaser (provided that it is not in material breach of any representation, warranty or covenant or other agreement contained herein) if:

         (a) the Section 363/365 Order shall not have been entered by Bankruptcy Court on or prior to [o], 2003 and as of the time of such termination has not been entered;

         (b) upon (x) the conversion of the Chapter 11 Case to cases under Chapter 7 of the Bankruptcy Code, (y) the filing of a plan of reorganization by the Seller which does not provide for the sale of the Acquired Assets to the Purchaser under this Agreement, or (z) the appointment of a Chapter 11 trustee in the Chapter 11 Case; or

         (c) upon a willful breach of any covenant or agreement on the part of the Seller set forth in this Agreement such that the condition in Section 6.3(a) would not be satisfied; provided, that if any such breach is curable prior to [o], 2003 through the use of the Seller's reasonable best efforts, so long as the Seller, following written notice with respect to such breach from the Purchaser, shall be using its reasonable best efforts to cure such breach, the Purchaser may not terminate this Agreement pursuant to this Section 7.3(c).

         Section 7.4. Termination by the Seller. This Agreement may be terminated at any time prior to Closing by the Seller (provided that it is not in material breach of any representation, warranty or covenant or other agreement contained herein) if upon a willful breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement such that the condition in Section 6.2(a) would not be satisfied; provided, that if any such breach is curable prior to [o], 2003 through the use of the Purchaser's reasonable best efforts, so long as the Purchaser, following written notice with respect to such breach from the Seller, shall be using its reasonable best efforts to cure such breach, the Seller may not terminate this Agreement pursuant to this Section 7.4.

         Section 7.5. Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for (i) the obligations of the parties pursuant to Sections 7.5, 8.6, 8.7 and 8.11, (ii) that a party that is in willful breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents incurred by the other party in connection with this Agreement and the transactions contemplated by this Agreement, and (b) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or Person to which made.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

         Section 8.1. Survival of Representations, Warranties, and Agreements. No representations or warranties made by the Seller in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date.

         Section 8.2. Transfer Taxes. The Seller and the Purchaser will use reasonable efforts and cooperate in good faith to exempt the sale, conveyance, assignments, transfers and deliveries to be made to the Purchaser hereunder from any sales, use, transfer, documentary, registration, recording, stamp and other similar Taxes (collectively, "Transfer Taxes") payable in connection with such sale, conveyance, assignments, transfers and deliveries, to the extent provided in the Section 363/365 Order, in accordance with Section 1146(c) of the Bankruptcy Code. Any instruments transferring the Acquired Assets to Purchaser shall contain the following indorsement:

         "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the Northern District of Illinois relating to a chapter 11 plan of [Seller], it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss. 1146(c)."

In the event that any Transfer Taxes are assessed with respect to such sale, conveyance, assignments, transfers or deliveries, such Transfer Taxes shall be paid by the Purchaser.

         Section 8.3. Brokers. The Purchaser hereby agrees to indemnify and hold harmless the Seller, and the Seller hereby agrees to indemnify and hold harmless the Purchaser, against any liability, claim, loss, damage or expense incurred by the Purchaser or the Seller, respectively, relating to any fees or commissions owed by any broker, finder or financial advisor as a result of actions taken by the Purchaser or the Seller, respectively.

         Section 8.4. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon
(a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a) If to the Purchaser, to

                  [                                  ]
                  [                                  ]
                  [                                  ]
                  Telecopy:    [                     ]
                  Attention:  [                      ]

                  with a copy to

                  [                                  ]
                  [                                  ]
                  [                                  ]
                  Telecopy: [                        ]
                  Attention: [                       ]

                  and

         (b) If to the Seller, to

                  Eagle Food Centers, Inc.
                  801 First Street East
                  Milan, Illinois  61264
                  Telecopy:  (309) 787-8840
                  Attention: Robert Kelly

                  with a copy to

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606
                  Telecopy: (312) 407-0411
                  Attention: George Panagakis, Esq.
                             L. Byron Vance III, Esq.

         Section 8.5. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6. Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise.

         Section 8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the rules of conflict of laws of the State of Illinois or any other jurisdiction. The Purchaser and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

         Section 8.8. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

         Section 8.9. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         Section 8.10. Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 8.11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 8.12. Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.13. Bulk Sales. The Purchaser hereby waives compliance with any bulk sales or other similar laws in any applicable jurisdiction in respect of the transaction contemplated by this Agreement.


                                  ARTICLE IX

                                  DEFINITIONS

         As used herein, the terms below shall have the following meanings:

         "Acquired Assets" has the meaning set forth in Section 1.1.

         "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

         "Agreement" has the meaning set forth in the Preamble.

         "Allocation Arbiter" has the meaning set forth in Section 1.7.

         "Assignment and Assumption Agreement" has the meaning set forth in
Section 2.2(a)(iv).

         "Assumed Liabilities" has the meaning set forth in Section 1.3.

         "Bankruptcy Code" has the meaning set forth in the Recitals.

         "Bankruptcy Court" has the meaning set forth in the Recitals.

         "Cash Purchase Price" has the meaning set forth in Section 1.5.

         "Chapter 11 Case" has the meaning set forth in the Recitals.

         "Cleanup" shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment;
(2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care required by Environmental Laws or any Governmental Entity; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment to the extent required by Environmental Laws or any Governmental Entity.

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         ["Collective Bargaining Agreements" has the meaning set forth in
Section 5.5(a).]

         "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not operated by the Seller or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).

         ["ERISA" has the meaning set forth in Section 5.5(b).]

         "Excluded Assets" has the meaning set forth in Section 1.2.

         "Final Order" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for further appeal or rehearing thereon; (b) as to which the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024(b) shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed with 10 days of the entry of the order at issue. In the case of the Section 363/365 Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal, motion to amend or made additional findings of fact, motion alter or amend judgment, motion for rehearing or motion for new trial has been filed, but as to which the Purchaser, in its sole discretion, elects to proceed with Closing.

         "Financing" means the financing provided pursuant to the debtor-in-possession credit documents entered into among the Seller and certain of its subsidiaries and affiliates and Congress Financial Corporation, including any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) thereof and as approved by the United States Bankruptcy Court for the Northern District of Illinois Eastern Division, In re Eagle Foods Centers, Inc, et al., Case No. 03-15299, on May 20, 2003.

         "GAAP" has the meaning set forth in Section 3.4.

         "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

         "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

         "HSR Act" has the meaning set forth in Section 3.3.

         "Intellectual Property" has the meaning set forth in Section 1.2(k).

         "Inventory" has the meaning set forth in Section 1.1(a).

         "Inventory Amount" has the meaning set forth in Section 1.6(b).

         "Inventory Statement" has the meaning set forth in Section 1.6(b).

         "Material Adverse Effect" means any event, condition, or matter in respect of the operation of the Store Locations, the Acquired Assets and the Assumed Liabilities that in the aggregate result in or have a material adverse effect on the business, financial condition or operations of the Store Locations taken as a whole; provided, however, that, any event, condition or matter that (i) is generally applicable to (A) the industries and markets in which the Store Locations operate or (B) the United States and global economies or (ii) relates to foreign currency exchange rate fluctuations, shall in each case be excluded from the determination of Material Adverse Effect; and provided, further, that any event, changes, condition or matter resulting from the execution of this Agreement and the announcement of this Agreement, events leading up to and following the filing of the Chapter 11 Case and the announcement of the Chapter 11 Case and the other transactions contemplated by this Agreement shall also be excluded from the determination of Material Adverse Effect.

         ["Multiemployer Plans" has the meaning set forth in Section 5.5(b).]

         "Owned Real Property" has the meaning set forth in Section 1.1(e).

         "Permits" has the meaning set forth in Section 3.6(b).

         "Permitted Exceptions" means, with respect to any Person, any of the following liens:

         (a) liens with respect to the payment of Taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

         (b) liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

         (c) deposits made in the ordinary course in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

         (d) encumbrances arising by reason of zoning restrictions easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property or any other matters of record;

         (e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

         (f) financing statements evidencing a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business of a consignor's interest in goods consigned to such Person in the ordinary course of business; and

         (g) any encumbrances associated with the Assumed Liabilities

         "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

         "Petitions" has the meaning set forth in the Recitals.

         "Plans" means each deferred compensation and incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other material "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each material employment, termination, change of control or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement.

         "Preliminary Inventory Amount" has the meaning set forth in Section 1.6(a).

         "Property Leases" has the meaning set forth in Section 1.1(e).

         "Purchase Price" means the sum of (i) the Cash Purchase Price and
(ii) the Assumed Liabilities.

         "Purchaser" has the meaning set forth in the Preamble.

         "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         ["Represented Employees" has the meaning set forth in Section
5.5(a).]

         "SEC" means the federal Securities and Exchange Commission.

         "Section 363/365 Order" means an order of the Bankruptcy Court approving the sale of the Acquired Assets and assumption/assignment of the executory contracts and unexpired leases and Assumed Liabilities under this Agreement pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, that has not been reversed, stayed, modified or amended in any material respects prior to the Closing Date. Without limiting the foregoing, the Section 363/365 Order shall (i) include a finding that the Purchaser is a good faith purchaser entitled to the protections of Section 363(m) of the Bankruptcy Code, (ii) provide that Purchaser is obtaining the Acquired Assets free and clear of any encumbrance, (iii) provide that neither the purchase of the Acquired Assets nor the subsequent operation of any business with the Acquired Assets shall cause Purchaser to be a deemed successor of Seller within the meaning of any revenue, pension, ERISA, tax, labor or environmental law, rule or regulation or any products liability law and (iv) provide for the assignment to Purchaser of the executory contracts and unexpired leases and Assumed Liabilities.

         "Seller" has the meaning set forth in the Preamble.

         "Seller Disclosure Schedule" has the meaning set forth in the introductory paragraph to Article III.

         "Seller Plans" means the Plans set forth in Schedule [o].

         "Seller SEC Documents" means all forms, reports, schedules, statements and other documents required to be filed by the Seller since January 1, 2002 under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (as such documents have been amended since the time of their filing.

         "Store Locations" has the meaning set forth in the Recitals.

         "Summary Financial Information" has the meaning set forth in Section
3.4.

         "Tangible Personal Property" has the meaning set forth in Section
1.1(c).

         "Tax Return" shall mean any report, return, document, statement, declaration or other information filed with respect to any Taxes (including any schedules attached thereto), and any claims for refund of Taxes, including any amendments or supplements to any of the foregoing, with any Taxing Authority with respect to Taxes.

         "Taxes" shall mean any and all taxes, fees, levies or other assessments, including, without limitation, federal, state, local, or foreign income, gross receipts, transfer, gains, inventory, custom, duty, excise, real or personal property, sales, withholding, social security, occupation, use, service, value added, license, net worth, payroll, franchise or similar taxes, imposed by any Taxing Authority together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto.

         "Taxing Authority" shall mean any Governmental Entity responsible for the imposition or collection of any Taxes.

         "Transfer Taxes" has the meaning set forth in Section 8.2.

         ["Transferred Employees" has the meaning set forth in Section
5.5(a).]

         "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101-2109, as amended, and any regulations promulgated thereunder.


                           [Signature page follows]


                         *****************************

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


                                    EAGLE FOOD CENTERS, INC.


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    [o]


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                Exhibit 1.6(a)
                         Preliminary Inventory Amount

[to come]


                        Retail Price Percentages/Costs

In accordance with its existing methodologies, policies, principles and processes, the Seller determined the Preliminary Inventory Amount, and shall determine the Inventory Amount, as follows:

For grocery, general merchandise, liquor, dairy, frozen foods, cigarettes and health and beauty care inventory, a rolling weighted average margin for such items. The rolling weighted average margin is calculated using all inbound shipment margins and beginning inventory margins.

For meat, produce, seafood, deli, bakery and floral inventory, the current moving average cost for such items.

For pharmacy inventory, the latest cost for such items.

                                Exhibit 1.6(b)
                       Inventory Procedure Instructions

Two weeks prior to the Closing (as defined in Section 2.1), Purchaser and Seller shall:

o Identify their respective representatives (collectively, the "Representatives").

o Assign and identify Purchaser and Seller inventory captains for each store (the "Inventory Captains") (potentially the Store Manager or District Manager and an assigned Purchaser Representative).

o Assign and identify perishable inventory counters for each store (potentially the department manager and an assigned Purchaser Representative).

o Identify the mutually agreed upon inventory counting firm(s) (Each an "Inventory Counting Firm").

o Identify a primary representative from the Inventory Counting Firm(s) (the "Firm representative(s)")

Seven days prior to the store closing, the Representatives plus the Firm Representative(s) and the Team Leaders shall meet at a mutually agreed to time and place to review the inventory procedures including:

o    Introducing the identified personnel.

o    Setting the times for the commencement of the inventories.

o    Reviewing the procedures for inventory preparation.

o Reviewing the procedures for the non-perishable and perishable inventory counts.

o Establishing the order for the inventory review and having the Representatives acknowledge such an order.

o The representatives shall jointly walk each store to review any concerns identified by the Team Leaders.

After the store closing but prior to the Closing:

o The sales floor inventory stock shall be "inventory blocked" (down and back) to aid in the inventory count.

o Inventory counting firm(s) shall provide a "standard" consistent itemized inventory count identification schedule and map for each store.

o All identified unsaleable or damaged product shall be eliminated either through retail sales, discard or other disposition prior to the scheduled inventory count.

o The perishable inventory crews shall take the inventories using standard inventory procedures, forms, and practices as outlined on the attached perishable inventory instructions (attach standard inventory forms used by Seller).

o The inventory shall be taken by the Inventory Counting Firm(s) in subsections of natural breaks of shelving, not more than 8' per section from left to right then vertical. After each subsection is counted, the counter from the Inventory Counting Firm(s) shall initial off on an inventory subsection total and place it at the end of the section the count represents. Each section of the itemized inventory count identification schedule shall be totaled.

o    The inventory shall be completed in agreed to sections. Once a complete section is counted, as the counters move on to the next section, the Inventory Captains shall walk each section with the Team Leader immediately after the section is counted and acknowledge review and acceptance of each count. The Inventory Captain of the Seller or the Purchaser or both can request a section recount during the review. A Lead Counter shall do the recount. If more than two sections counted by the same counter are deemed substantially inaccurate during the recount, that counter may be eliminated from the crew at the request of either Seller's or Purchaser's Inventory Captain.

o Both the non-perishable and perishable inventories shall be taken utilizing customer inventory count identification tags that the Inventory Counting Firm(s) uses for its non-perishable inventories or a similar system for the perishable inventories. The inventory count identification tags shall not be pulled until the Representatives complete the store inventory walk and jointly authorize the tags being pulled.

o Each Inventory Captain and the two Lead Counters shall remain at each store until after the Representatives walk each store and sign off and accept the inventory as completed, with the final valuation to be completed in accordance with the Agreement.

                             ACQUISITION AGREEMENT


                                by and between


                           EAGLE FOOD CENTERS, INC.

                                  as Seller,

                                      and

                             [__________________],

                                 as Purchaser






                          Dated as of [______], 2003


                                                   TABLE OF CONTENTS

ARTICLE I

PURCHASE AND SALE OF ASSETS...........................................................................................2
                  Section 1.1.  Acquired Assets.......................................................................2
                  Section 1.2.  Excluded Assets.......................................................................3
                  Section 1.3.  Assumed Liabilities...................................................................4
                  Section 1.4.  Excluded Liabilities..................................................................5
                  Section 1.5.  Purchase Price........................................................................5
                  Section 1.6.  Inventory Amount......................................................................5
                  Section 1.7.  Allocation of Purchase Price for Tax Purposes.........................................6
                  Section 1.8.  Intellectual Property.................................................................7

ARTICLE II

THE CLOSING...........................................................................................................7
                  Section 2.1.  Closing...............................................................................7
                  Section 2.2.  Deliveries at Closing.................................................................8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................................9
                  Section 3.1.  Organization..........................................................................9
                  Section 3.2.  Authority Relative to this Agreement..................................................9
                  Section 3.3.  Consents and Approvals...............................................................10
                  Section 3.4.  Financial Information................................................................10
                  Section 3.5.  No Violations........................................................................10
                  Section 3.6.  No Default; Compliance with Applicable Laws;
                                      Permits. ......................................................................11
                  Section 3.7.  Books and Records....................................................................12
                  Section 3.8.  Title to Property....................................................................12
                  Section 3.9.  Inventory............................................................................12
                  Section 3.10.  Conduct of Business.................................................................12
                  Section 3.11.  Property Leases.....................................................................12
                  Section 3.12.  Real Property.......................................................................13
                  Section 3.13.  Environmental Matters...............................................................13
                  Section 3.14.  Employee Relations..................................................................13
                  Section 3.15.  Brokers.............................................................................14

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................................................................14
                  Section 4.1.  Organization.........................................................................14
                  Section 4.2.  Authority Relative to this Agreement.................................................14
                  Section 4.3.  Consents and Approvals...............................................................15
                  Section 4.4.  No Violations........................................................................15
                  Section 4.5.  Brokers..............................................................................15
                  Section 4.6.  Financing............................................................................15

ARTICLE V

COVENANTS............................................................................................................16
                  Section 5.1.  Conduct of Business by the Seller Pending the
                                      Closing. ......................................................................16
                  Section 5.2.  Access and Information...............................................................17
                  Section 5.3.  Approvals and Consents; Cooperation; Notification....................................17
                  Section 5.4.  Additional Matters...................................................................18
                  Section 5.5.  Employment of Store Employees........................................................18
                  Section 5.6.  No Implied Representations or Warranties; Due
                                      Diligence......................................................................21
                  Section 5.7.  Books and Records; Cooperation.......................................................22
                  Section 5.8.  Payments Received....................................................................23
                  Section 5.9.  Intellectual Property Removal.  .....................................................23

ARTICLE VI

CONDITIONS PRECEDENT.................................................................................................24
                  Section 6.1.  Conditions Precedent to Obligation of the Seller
                                      and the Purchaser..............................................................24
                  Section 6.2.  Conditions Precedent to Obligation of the Seller.....................................24
                  Section 6.3.  Conditions Precedent to Obligation of the Purchaser..................................25

ARTICLE VII

TERMINATION, AMENDMENT, AND WAIVER...................................................................................25
                  Section 7.1.  Termination by Mutual Consent........................................................25
                  Section 7.2.  Termination by Either the Purchaser or the Seller....................................25
                  Section 7.3.  Termination by the Purchaser.........................................................25
                  Section 7.4.  Termination by the Seller............................................................26
                  Section 7.5.  Effect of Termination and Abandonment................................................26

ARTICLE VIII

GENERAL PROVISIONS...................................................................................................27
                  Section 8.1.  Survival of Representations, Warranties, and
                                      Agreements.....................................................................27
                  Section 8.2.  Transfer Taxes.......................................................................27
                  Section 8.3.  Brokers..............................................................................28
                  Section 8.4.  Notices..............................................................................28
                  Section 8.5.  Descriptive Headings.................................................................29
                  Section 8.6.  Entire Agreement; Assignment.........................................................29
                  Section 8.7.  Governing Law........................................................................29
                  Section 8.8.  Expenses.............................................................................30
                  Section 8.9.  Amendment............................................................................30
                  Section 8.10.  Waiver..............................................................................30
                  Section 8.11.  Counterparts; Effectiveness.........................................................30
                  Section 8.12.  Severability; Validity; Parties in Interest.........................................30
                  Section 8.13.  Bulk Sales..........................................................................30

ARTICLE IX

DEFINITIONS..........................................................................................................31



TABLE OF SCHEDULES

Schedule A                      Store Locations


Schedule 1.1(b)           Other Contracts Schedule
1.1(c)                    Tangible Personal Property
Schedule 1.1(e)(i)        Owned Real Property
Schedule 1.1(e)(ii)       Property Leases
Schedule 1.1(g)           Other Acquired Assets
Schedule 1.2(c)           Excluded Equipment
Schedule 1.2(j)           Other Excluded Assets
Schedule 1.2(m)           Excluded Prepaid Items and Deposits
Schedule 1.3              Assumed Liabilities
Schedule 5.1              Exceptions to Conduct of Business
[Schedule 5.5(a)          Transferred Employees]
[Schedule 5.5(b)          Multiemployer Plans]


TABLE OF EXHIBITS

Exhibit 1.6(a)            Preliminary Inventory Amount
Exhibit 1.6(b)            Inventory Procedure Instructions
Exhibit 1.7               Allocation of Purchase Price
Exhibit 2.2(a)(i)         Form of Bill of Sale
Exhibit 2.2(a)(iv)        Form of Assignment and Assumption Agreement

                                                              Attachment No. 4

                          LEASE TERMINATION AGREEMENT

         This Lease Termination Agreement (this "Agreement"), made effective as of this ____ day of ____________, 2003, is entered into by and between ______________________, a ________________ ("Landlord"), and EAGLE FOOD
CENTERS, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

         A. Landlord, and Tenant have heretofore entered into that certain Lease dated as of ______________, (as amended, the "Lease"), a copy of which is attached hereto as Exhibit A.

         B. Pursuant to the Lease, Tenant leases from Landlord certain premises commonly known as __________________________ (the "Leased Premises"), as more particularly described in the Lease; and

         C. Tenant and four of its subsidiaries and affiliates each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code on April 7, 2003 (the "Filing"). Tenant's Chapter 11 cases are currently pending before the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") and are being administered as Case No. 03-15299 (PSH).

         D. In accordance with that certain Order Under 11 U.S.C. ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Form of Asset Purchase Agreement and (C) the Form and Manner of Notice of Sale of Certain Assets, and the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Bid Procedures Order") entered by the Bankruptcy Court on ___________, 2003, an auction of the Lease and Tenant's leasehold interest in the Leased Premises created thereby was held, and Landlord was the Successful Bidder (as defined in the Bid Procedures Order) therefor.

         E. It is anticipated that the Bankruptcy Court will enter its Order Authorizing and Approving (I) Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims and Encumbrances, (II) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (III) Assumption of Certain Liabilities (the "Sale Order") on _______________, 2003 approving, among other things, the sale of the Lease to Landlord.

         F. As set forth in its bid submitted in accordance with the Bid Procedures Order, which bid was accepted by Tenant at the auction and will be approved by the Bankruptcy Court in the Sale Order, Landlord has purchased from Tenant, in lieu of an assignment Tenant's leasehold interest in the Lease, the right to cause a termination of the Lease in accordance with the terms and conditions set forth herein; and

         G. The parties hereto now desire to execute this Agreement in order to set forth the terms and conditions of the termination of the Lease;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Lease Termination.

                     (a) On the date that is the later of (i) the third (3rd) business day after the entry of the Sale Order by the Bankruptcy Court and (ii) such other date as shall be mutually agreed upon by the parties (the "Effective Date"), the termination of the Lease shall be consummated by the execution and delivery of this Agreement by the parties and the payment by Landlord of a termination fee in the amount of __________________________ Dollars ($__________) in consideration for the the termination of the Lease.

                     (b) Landlord and Tenant hereby agree that the Lease and the obligations of the respective parties thereunder shall be canceled and terminated effective on the Effective Date as fully and completely as though the Effective Date was the date specified in the Lease for the termination and expiration thereof.

         2. Surrender of Leased Premises. Tenant shall surrender possession of the Leased Premises to Landlord on or before the Effective Date. Notwithstanding anything to the contrary in the Lease, Tenant shall deliver possession of the Leased Premises to Landlord in "as is" condition, and Tenant shall have no further obligations with respect to the surrender or condition of the Leased Premises. All inventory and other personal property of Tenant and trade fixtures and equipment installed by Tenant in the Leased Premises shall remain the property of Tenant, and Tenant shall have the right to remove such items from the Leased Premises in accordance with the terms of the Lease with respect thereto. Notwithstanding the foregoing or anything in the Lease to the contrary, in the event that Tenant has not removed its trade fixtures, equipment, inventory or other personal property from the Leased Premises within the time periods set forth in the Lease or Tenant notifies Landlord in writing that it is abandoning any such items, Landlord agrees to accept possession and title of such items and hereby waives any claims for damages as a result thereof, including, without limitation, claims for administrative expenses pursuant to Sections 365 or 503 of the Bankruptcy Code. [Notwithstanding the termination of the Lease, Landlord agrees to recognize that certain Sublease dated ___________ (the "Sublease") between Tenant and ____________ ("Subtenant") and treat the Sublease as a direct lease between Landlord and Subtenant.]

         3. Release.

           (a) Notwithstanding any provision in the Lease to the contrary, no provision of the Lease shall survive the Effective Date.

           (b) As of the Effective Date, the parties hereto do hereby for themselves and their respective legal successors and assigns unconditionally release, covenant not to sue, and absolutely and forever discharge each other and their respective shareholders, officers, directors, employees, agents, attorneys, legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, accounts reckoning, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, matured or unmatured, arising out of or related to any claim or counterclaim that was asserted, or that could have been asserted, under the Lease or relating to the Leased Premises (all of which claims are hereinafter referred to as and included within the "Released Matters"), including, without limitation, all claims by Landlord for any amounts due from Tenant pursuant to the Lease, whether such claims arose prior to or after the Filing, as well as any claims by Landlord for administrative expenses pursuant to Sections 365 or 503 of the Bankruptcy Code. The parties hereto acknowledge and agree that it is their intention in executing this Agreement that the release contained herein will be effective as a full and final accord and satisfaction and mutual general release of and from all Released Matters.

           (c) Each party hereto hereby warrants and represents to the other that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whomsoever any Released Matter or any part or portion thereof of any claim, demand or right against the other. Each party shall indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligations, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred whether or not litigation be commenced) based on or in connection with or arising out of any assignment or transfer or purported or claimed assignment or transfer violating the first sentence of this paragraph.

         4. Remedies. The parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement by any other party hereto. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

         5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between such parties with respect to the subject matter hereof.

         6. Amendments. This Agreement may not be amended or modified except in writing signed by all of the parties hereto.

         7. Applicable Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state wherein the Leased Premises are located. In addition, the parties hereto agree that the Bankruptcy Court retains jurisdiction to hear, address and/or adjudicate any disputes arising under this Agreement, and that the Bankruptcy Court is appropriate venue for an action arising under this Agreement.

         8. Further Assurances. Each of the parties hereto hereby agrees, at the request of any other parties hereto, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

         9. Successors and Assigns. Except as otherwise required by law or provided herein, this Agreement shall not be assignable. In the event that this Agreement is assigned by operation of law, it shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         10. Expenses. Each party hereto shall bear their respective fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement.

         11. Severability. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party hereto of the remaining provisions of this Agreement.

         12. Representation by Counsel. Each of the parties hereto has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement and the waivers and releases of the respective parties set forth in this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts, individually or taken together, bear the signatures of each of the parties reflected herein as signatories.

         14. Ownership of Leased Premises. Landlord does hereby covenant, warrant and represent to Tenant that Landlord is the fee owner of the Leased Premises and holder of the entire lessor's interest under the Lease and has full right, title, and authority to make this Agreement without the necessity of obtaining the consent of any other person.

                           [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Termination Agreement to be executed by their duly-authorized representatives as of the date first-above written.

_________________________________,
a _________________, as Landlord


By:__________________________
Name:
Title:


EAGLE FOOD CENTERS, INC., a Delaware
corporation, as Tenant


By:__________________________
Name:
Title:

STATE OF _________             )
                               )  SS:
COUNTY OF _______              )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ______________________, who acknowledged that he did execute the foregoing instrument on behalf of _________________________________, a
_______________, and that the same was his free act and deed individually and in his capacity indicated above, and the free act and deed of the corporation.


         IN WITNESS WHEREOF, I have hereunto set my hand and seal at this ___ day of ___________, 2003.


Notary Public
Name:________________________________
My Commission Expires:_________________



STATE OF _________             )
                               )  SS:
COUNTY OF _______              )

BEFORE ME, a Notary Public in and for said County and State, personally appeared _____________________, who acknowledged that he did execute the foregoing instrument on behalf of EAGLE FOOD CENTERS, INC., a Delaware corporation, and that the same was his free act and deed individually and in his capacity indicated above, and the free act and deed of the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal at this ____ day of __________, 2003.


Notary Public
Name: __________________________________
My Commission Expires:___________________

                                   EXHIBIT A

                     [Attach Copy of Lease and Amendments]

                                                              Exhibit 2

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                       )   Case No. 03-15299 (PSH)
In re:                                 )   (Jointly Administered)
                                       )
EAGLE FOOD CENTERS, INC.,              )   Chapter 11
         et al.,                       )
                                       )   Hon. Pamela S. Hollis
                              Debtors. )


                       NOTICE OF SALE OF CERTAIN ASSETS

PLEASE TAKE NOTICE OF THE FOLLOWING:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing (the "Procedures Order") entered by the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") on June 27, 2003, the above-captioned debtors and debtors in possession (collectively, the "Debtors") are offering for sale the assets (the "Assets") related to the Debtors' business (the "Business") (capitalized terms not otherwise defined herein shall have the meaning given to them in the Procedures Order).

         2. Participation at the Auction is subject to the Bidding Procedures and the Procedures Order. A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Huron Consulting Group LLC, 550 W. Van Buren Street, Chicago, Illinois 60607, Attn: William J. Fasel, (ii) Eagle Food Centers, Inc., 801 First Street East, Milan, Illinois 61264, Attn: Robert
J. Kelly, and (iii) Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100 Chicago, Illinois 60606, Attn: George N. Panagakis, not later than 4:00 p.m. (prevailing central time) on July 21, 2003 (the "Bid Deadline"). A Qualified Bidder shall accompany its bid with a deposit in accordance with the Bidding Procedures.

         3. All interested parties are invited to make offers to purchase some or all of the Assets in accordance with the terms and conditions approved by the Bankruptcy Court (the "Bidding Procedures"). Pursuant to the Bidding Procedures, the Debtors may conduct an auction for the Business (the "Auction") beginning at 10:00 a.m. (prevailing central time) on August 20, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker, Chicago, Illinois.

         4. A hearing to approve the Proposed Sale(s) (the "Sale Hearing") to the highest and best bidder will be held at the United States Bankruptcy Court for the Northern District of Illinois, Dirksen Federal Building, 219 South Dearborn, Chicago, Illinois, 60604, before the Honorable Pamela S. Hollis, United States Bankruptcy Judge on (a) August 1, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets which after an evaluation of the Qualified Bids received by the Bid Deadline, the Debtors, in their business judgment and following consultation with representatives of the Creditors Committee, determined not to subject to Auction and (b) on September 5, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets that will be subject to Auction.

         5. A copy of the Procedures Order, including without limitation, the Bidding Procedures and the forms of Asset Purchase Agreement, Lease Termination Agreement and Confidentiality Agreement can be retrieved at www.ilnb.uscourts.gov, or will be provided upon written request to the Debtors' counsel.

         6. This notice is qualified in its entirety by the Procedures Order.



Dated: June 27, 2003                  BY ORDER OF THE COURT


                                      John Wm. Butler, Jr. (ARDC No. 06209373)
                                      George N. Panagakis (ARDC No. 06205271)
                                      Ron E. Meisler (ARDC No. 06270262)
                                      SKADDEN, ARPS, SLATE, MEAGHER
                                        & FLOM (ILLINOIS)
                                      333 West Wacker Drive, Suite 2100
                                      Chicago, Illinois 60606-1285
                                      (312) 407-0700
                                      Attorneys for Debtors and
                                        Debtors-in-Possession

                                                              Exhibit 3.1

                                             Unexpired Lease Cure Claim Notice

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                         ) Case No. 03-15299 (PSH)
In re:                                   ) (Jointly Administered)
                                         )  Chapter 11
EAGLE FOOD CENTERS, INC.,                )  Hon. Pamela S. Hollis
         et al.,                         )  Hearing Time: 10:00 a.m.
                                         )   (Prevailing Central Time)
                              Debtors.   )  Deadline to File Cure Claim:
                                         )    July 22, 2003


                     NOTICE OF DEADLINE TO FILE CURE CLAIM

         PLEASE TAKE NOTICE THAT:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing entered by the United States Bankruptcy Court for the Northern District of Illinois on June 27, 2003 (the "Procedures Order"), the above-captioned debtors and debtors in possession (the "Debtors") hereby provide notice of their intent to possibly assume and assign the unexpired lease (the "Assumed Lease") listed on Exhibit A hereto (capitalized terms not otherwise defined in this notice shall have the meaning given to them in the Bidding Procedures).

         2. The Debtors may seek to assume and assign the Assumed Lease to the Successful Bidder at the hearing to be held at 10:00 a.m. (Prevailing Central
Time) on August 1, 2003 on a consensual basis or September 5, 2003, if contested (the "Sale Hearing") before the Honorable Pamela S. Hollis, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"), Dirksen Federal Building, 219 South Dearborn Street, Chicago, Illinois, 60604.

         3. Parties shall have until July 22, 2003 to file and serve on the Debtors' counsel a cure claim with respect to any prepetition claims related to their Assumed Lease. Any party that fails to file and serve a cure claim shall be forever barred from asserting a claim with respect thereto in connection with any assumption and assignment of an unexpired lease or executory contract pursuant to the Bidding Procedures.

         4. The Debtors reserve all their rights to object to any cure claim asserted. Any unresolved dispute regarding the cure claim will be presented for adjudication before the Bankruptcy Court at the applicable Sale Hearing.

         5. In the event your lease is selected by the Successful Bidder and ultimately assumed and assigned to the Purchaser, then on the closing date, or as soon thereafter as practicable, the Debtors will pay you the Court approved or mutually agreed upon amount owing on account of the cure claim (the "Cure Amount"). The Debtors' records reflect that all postpetition amounts owing under the Assumed Lease have been paid and will continue to be paid until the assumption and assignment of the Assumed Lease, and that other than the Cure Amount, there are no other defaults under the Assumed Lease.

         6. In the event that the Successful Bidder selects your lease to be an Assumed Lease, you will receive a subsequent notice pursuant to 11 U.S.C. ss. 365 to inform you of the Debtors' (a) determination as to adequate assurance on account of your Assumed Lease and (b) intention to pay the Cure Amount in accordance with the terms of the Sale Order. This notice will also provide you with an opportunity to object to the assumption and assignment of the Assumed Lease based upon adequate assurance of future performance. Any unresolved dispute regarding the objection will be presented for adjudication before the Bankruptcy Court at the applicable Sale Hearing.

         7. The failure of any objecting person or entity to timely file its adequate assurance objection or cure claim shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement(s) (including the transfer of the Assets and the Assumed Lease free and clear of all Interests), if authorized by the Court.

         8. Prior to the Closing Date, the Debtors may amend their decision with respect to the assumption and assignment of the Assumed Lease and provide you with a new notice amending the information provided in this notice.


Dated: June 27, 2003                 BY ORDER OF THE COURT

                                     John Wm. Butler, Jr. (ARDC No. 06209373)
                                     George N. Panagakis (ARDC No. 06205271)
                                     Ron E. Meisler (ARDC No. 06270262)
                                     SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM (ILLINOIS)
                                     333 West Wacker Drive, Suite 2100
                                     Chicago, Illinois 60606-1285
                                     (312) 407-0700
                                     Attorneys for Debtors and
                                       Debtors-in-Possession

                                                              Exhibit 3.2

                                     Unexpired Lease Adequate Assurance Notice


                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                   ) Case No. 03-15299 (PSH)
In re:                             ) (Jointly Administered)
                                   ) Chapter 11
EAGLE FOOD CENTERS, INC.,          ) Hon. Pamela S. Hollis
         et al.,                   ) Hearing Date: [o]
                                   ) Hearing Time: 10:00 a.m.
                   Debtors.        )   (Prevailing Central Time)
                                   ) Obj. Deadline: [o]


                            NOTICE OF CURE AMOUNT,
                 ASSUMPTION AND ASSIGNMENT OF UNEXPIRED LEASE

         PLEASE TAKE NOTICE THAT:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing entered by the United States Bankruptcy Court for the Northern District of Illinois on June 27, 2003 (the "Procedures Order"), the above-captioned debtors and debtors in possession (the "Debtors") hereby provide notice of their intent to assume and assign the unexpired lease (the "Assumed Lease") listed on Exhibit A hereto (capitalized terms not otherwise defined in this notice shall have the meaning given to them in the Bidding Procedures).

         2. The Debtors will seek to assume and assign the Assumed Lease to the Successful Bidder at the hearing to be held at 10:00 a.m. (Prevailing Central Time) on August 1, 2003 on a consensual basis or September 5, 2003, if contested (the "Sale Hearing") before the Honorable Pamela S. Hollis, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"), Dirksen Federal Building, 219 South Dearborn Street, Chicago, Illinois, 60604.

         3. On the closing date, or as soon thereafter as practicable, the Debtors will pay you the mutually agreed upon amount owing on account of the cure claim (the "Cure Amount"). The Debtors' records reflect that all postpetition amounts owing under the Assumed Lease have been paid and will continue to be paid until the assumption and assignment of the Assumed Lease, and that other than the Cure Amount, there are no other defaults under the Assumed Lease.

         4. The Debtors reserve all their rights to object to any Cure Amount asserted. Any unresolved dispute regarding the Cure Amount will be presented for adjudication before the Bankruptcy Court at the applicable Sale Hearing.

         5. Pursuant to 11 U.S.C. ss. 365 there is adequate assurance that the Cure Amount shall be paid in accordance with the terms of the Sale Order. Further, there is adequate assurance of the Purchaser's future performance under the unexpired lease to be assumed and assigned because of the significant resources of the Purchaser.

         6. Objections, if any, to the assumption and assignment of the Assumed Lease based upon adequate assurance of future performance must be filed and served on the Debtors' counsel no later than [July 30, 2003/September 1, 2003](1). Any unresolved dispute regarding the objection will be presented for adjudication before the Bankruptcy Court at the [August 1, 2003/September 5, 2003](2) Sale Hearing.

         7. The failure of any objecting person or entity to timely file its adequate assurance objection or cure claim shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement(s) (including the transfer of the Assets and the Assumed Leases free and clear of all Interests), if authorized by the Court.

------------

1        Date to be determined subject to the date of the applicable Sale
         Hearing.

2        Date to be determined subject to the date of the applicable Sale
         Hearing.


         8. Prior to the Closing Date, the Debtors may amend their decision with respect to the assumption and assignment of the Assumed Lease and provide you with a new notice amending the information provided in this notice.


Dated: June 27, 2003                BY ORDER OF THE COURT

                                    John Wm. Butler, Jr. (ARDC No. 06209373)
                                    George N. Panagakis (ARDC No. 06205271)
                                    Ron E. Meisler (ARDC No. 06270262)
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                      & FLOM (ILLINOIS)
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois 60606-1285
                                    (312) 407-0700
                                    Attorneys for Debtors and
                                      Debtors-in-Possession

                                                              Exhibit 3.3


                                          Executory Contract Cure Claim Notice

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                       ) Case No. 03-15299 (PSH)
In re:                                 ) (Jointly Administered)
                                       ) Chapter 11
EAGLE FOOD CENTERS, INC.,              ) Hon. Pamela S. Hollis
         et al.,                       ) Hearing Time: 10:00 a.m. (Prevailing
                                       )    Central Time)
                            Debtors.   ) Deadline to File Cure Claim:
                                       )    Aug. 15, 2003


                     NOTICE OF DEADLINE TO FILE CURE CLAIM

         PLEASE TAKE NOTICE THAT:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing entered by the United States Bankruptcy Court for the Northern District of Illinois on June 27, 2003 (the "Procedures Order"), the above-captioned debtors and debtors in possession (the "Debtors") hereby provide notice of their intent to possibly assume and assign the executory contract (the "Assumed Contract") listed on Exhibit A hereto (capitalized terms not otherwise defined in this notice shall have the meaning given to them in the Bidding Procedures).

         2. The Debtors may seek to assume and assign the Assumed Contract to the Successful Bidder at the hearing to be held at 10:00 a.m. (Prevailing Central Time) on September 5, 2003 (the "Sale Hearing") before the Honorable Pamela S. Hollis, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"), Dirksen Federal Building, 219 South Dearborn Street, Chicago, Illinois, 60604.

         3. Parties shall have until August 15, 2003 to file and serve on the Debtors' counsel a cure claim with respect to any prepetition claims related to their Assumed Contract. Any party that fails to file and serve a cure claim shall be forever barred from asserting a claim with respect thereto in connection with any assumption and assignment of an unexpired lease or executory contract pursuant to the Bidding Procedures.

         4. The Debtors reserve all their rights to object to any cure claim asserted. Any unresolved dispute regarding the cure claim will be presented for adjudication before the Bankruptcy Court at the applicable Sale Hearing.

         5. In the event your executory contract is selected by the Successful Bidder and ultimately assumed and assigned to the Purchaser, then on the closing date, or as soon thereafter as practicable, the Debtors will pay you the Court approved or mutually agreed upon amount owing on account of the cure claim (the "Cure Amount"). The Debtors' records reflect that all postpetition amounts owing under the Assumed Contract have been paid and will continue to be paid until the assumption and assignment of the Assumed Contract, and that other than the Cure Amount, there are no other defaults under the Assumed Contract.

         6. In the event that the Successful Bidder selects your contract to be an Assumed Contract, you will receive a subsequent notice pursuant to 11 U.S.C. ss. 365 to inform you of the Debtors' (a) determination as to adequate assurance on account of your Assumed Contract and (b) intention to pay the Cure Amount in accordance with the terms of the Sale Order. This notice will also provide you with an opportunity to object to the assumption and assignment of the Assumed Contract based upon adequate assurance of future performance. Any unresolved dispute regarding the objection will be presented for adjudication before the Bankruptcy Court at the applicable Sale Hearing.

         7. The failure of any objecting person or entity to timely file its adequate assurance objection or cure claim shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement(s) (including the transfer of the Assets and the Assumed Contracts free and clear of all Interests), if authorized by the Court.

         8. Prior to the Closing Date, the Debtors may amend their decision with respect to the assumption and assignment of the Assumed Contract and provide you with a new notice amending the information provided in this notice.


Dated: June 27, 2003                  BY ORDER OF THE COURT

                                      John Wm. Butler, Jr. (ARDC No. 06209373)
                                      George N. Panagakis (ARDC No. 06205271)
                                      Ron E. Meisler (ARDC No. 06270262)
                                      SKADDEN, ARPS, SLATE, MEAGHER
                                        & FLOM (ILLINOIS)
                                      333 West Wacker Drive, Suite 2100
                                      Chicago, Illinois 60606-1285
                                      (312) 407-0700
                                      Attorneys for Debtors and
                                        Debtors-in-Possession

                                                              Exhibit 3.4



                                  Executory Contract Adequate Assurance Notice

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                               ) Case No. 03-15299 (PSH)
In re:                                         ) (Jointly Administered)
                                               ) Chapter 11
EAGLE FOOD CENTERS, INC.,                      ) Hon. Pamela S. Hollis
         et al.,                               ) Hearing Date: [o]
                                               ) Hearing Time: 10:00 a.m.
                       Debtors.                )    (Prevailing Central Time)
                                               ) Obj. Deadline: [o]


                            NOTICE OF CURE AMOUNT,
                ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACT

         PLEASE TAKE NOTICE THAT:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing entered by the United States Bankruptcy Court for the Northern District of Illinois on June 27, 2003 (the "Procedures Order"), the above-captioned debtors and debtors in possession (the "Debtors") hereby provide notice of their intent to assume and assign the executory contract (the "Assumed Contract") listed on Exhibit A hereto (capitalized terms not otherwise defined in this notice shall have the meaning given to them in the Bidding Procedures).

         2. The Debtors will seek to assume and assign the Assumed Contract to the Successful Bidder at the hearing to be held at 10:00 a.m. (Prevailing Central Time) on [August 1, 2003/September 5, 2003](1) (the "Sale Hearing") before the Honorable Pamela S. Hollis, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"), Dirksen Federal Building, 219 South Dearborn Street, Chicago, Illinois, 60604.


------------------
1    Date to be determined subject to the date of the applicable Sale Hearing.


         3. On the closing date, or as soon thereafter as practicable, the Debtors will pay you the mutually agreed upon amount owing on account of the cure claim (the "Cure Amount"). The Debtors' records reflect that all postpetition amounts owing under the Assumed Contract have been paid and will continue to be paid until the assumption and assignment of the Assumed Contract, and that other than the Cure Amount, there are no other defaults under the Assumed Contract.

         4. The Debtors reserve all their rights to object to any Cure Amount asserted. Any unresolved dispute regarding the Cure Amount will be presented for adjudication before the Bankruptcy Court at the September 5, 2003 Sale Hearing.

         5. Pursuant to 11 U.S.C. ss. 365 there is adequate assurance that the Cure Amount shall be paid in accordance with the terms of the Sale Order. Further, there is adequate assurance of the Purchaser's future performance under the executory contract to be assumed and assigned because of the significant resources of the Purchaser.

         6. Objections, if any, to the assumption and assignment of the Assumed Contract based upon adequate assurance of future performance must be filed and served on the Debtors' counsel no later than September 1, 2003. Any unresolved dispute regarding the objection will be presented for adjudication before the Bankruptcy Court at the September 5, 2003 Sale Hearing.

         7. The failure of any objecting person or entity to timely file its adequate assurance objection or cure claim shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Purchase Agreement(s) (including the transfer of the Assets and the Assumed Contracts free and clear of all Interests), if authorized by the Court.

         8. Prior to the Closing Date, the Debtors may amend their decision with respect to the assumption and assignment of the Assumed Contract and provide you with a new notice amending the information provided in this notice.

Dated: June 27, 2003                BY ORDER OF THE COURT

                                    John Wm. Butler, Jr. (ARDC No. 06209373)
                                    George N. Panagakis (ARDC No. 06205271)
                                    Ron E. Meisler (ARDC No. 06270262)
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                      & FLOM (ILLINOIS)
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois 60606-1285
                                    (312) 407-0700
                                    Attorneys for Debtors and
                                      Debtors-in-Possession